Exhibit 10.2

Execution Version

INVESTMENT MANAGEMENT AGREEMENT

THIS INVESTMENT MANAGEMENT AGREEMENT (this “Agreement”) is made and entered into as of July 1, 2018 (the “Effective Date”), by and between ADVANTAGE INSURANCE INC., a corporation incorporated under the laws of Puerto Rico (“Advantage Insurance”), ADVANTAGE LIFE & ANNUITY COMPANY SPC, a Cayman Islands licensed insurance company (the “Client”), and GSO / BLACKSTONE DEBT FUNDS MANAGEMENT LLC, a limited liability company formed under the laws of the State of Delaware (the “Investment Manager”), and, unless otherwise specified, shall be effective as of the date hereof.

WHEREAS, the Client is a wholly-owned subsidiary of Advantage Insurance;

WHEREAS, Advantage Insurance, on behalf of the Client, desires to engage the services of the Investment Manager to manage a portfolio of Investments (as defined in Section 2(a) below) for and on behalf of the Client; and

WHEREAS, the Investment Manager, Advantage Insurance and the Client desire to enter into this Agreement in order to set forth the terms and conditions upon which the Investment Manager will render and implement advisory services during the term of this Agreement for and on behalf of the Client.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

1.           Appointment of the Investment Manager. As of the date hereof, the Client hereby appoints the Investment Manager as its discretionary investment manager with respect to the assets, securities or other property placed by the Client under the Investment Manager’s supervision (the “Account”), and the Investment Manager hereby accepts such appointment, effective as of the date hereof, in accordance with the provisions of this Agreement. The investment program to be utilized by the Investment Manager shall be to invest, from time to time, directly or indirectly through one or more investment vehicles in such assets, securities or other property in accordance with the investment management guidelines set forth on Exhibit A attached hereto (the “Investment Guidelines”).

2.            Account.

(a)          The Account shall consist of (i) the investments listed on Annex 1 hereto, (ii) any contributions by the Client to the Account in cash and cash equivalents from time to time (including, following the IPO Event (as defined below) the contribution by the Client to the Account of at least $75 million in cash or cash equivalents obtained by the Client as use of proceeds of the initial public offering of shares of common stock, par value $0.01 per share, of Advantage Insurance) (the “IPO Event”), and (iii) all investments, reinvestments and proceeds from the ownership, sale or disposition of any such assets, securities or other property held in the Account, in each case, in accordance with the Investment Guidelines (including all dividends and interest on such assets, securities or other property, all appreciation in the value thereof and less depreciation in the value thereof) (collectively, the “Investments”). The Client may make additional contributions to, and withdrawals from, the Account at such times and on such terms and conditions that the parties hereto may mutually agree to from time to time. In addition to the foregoing, the Client may make contributions in-kind with respect to such securities as may be mutually agreed by the Investment Manager and the Client (including with respect to the valuation of such securities).

(b)          Subject to the penultimate sentence of Section 2(a) above, the Client may request withdrawals from the Account at any time to satisfy working capital needs of its business, including payment of insurance claims, payment of dividends, payment for share repurchases, corporate acquisitions or other financial obligations. The Client shall notify the Investment Manager in writing (such notice, a “Withdrawal Notice”) of its desired effective date for the withdrawal of any amounts from the Account as soon as reasonably practicable and the Investment Manager shall use its commercially reasonable efforts to satisfy such withdrawal as soon as reasonably practicable following receipt of the Withdrawal Notice with available Cash and Cash Equivalents (as defined in Exhibit A) held in the Account (less any Cash or Cash Equivalents reserved for any pending but not yet settled purchase and net of reserves and/or holdbacks for estimated accrued expenses, liabilities or contingencies in respect of the Account (including any fees and Expenses defined in, and each as computed in accordance with, Exhibit B attached hereto)). If the amount indicated in the Withdrawal Notice exceeds the amount of Cash and Cash Equivalents available for withdrawal in accordance with the preceding sentence, the Investment Manager shall consult with the Client with respect to the satisfaction of such Withdrawal. Following such consultation, the Investment Manager shall use commercially reasonable efforts to liquidate such Investments as directed by the Client, subject to any applicable legal or contractual restrictions relating to the sale or liquidation of any such Investments; provided that the Client agrees and acknowledges that to the fullest extent permitted by law, no Indemnified Person shall have any liability to the Client, its Representatives or any other beneficiary of the Account in respect of any losses incurred by the Account or the Client in connection with the sale or liquidation of any such Investments.

(c)          For purposes of this Agreement, “Affiliate” means, with respect to any entity, (a) any other entity which, directly or indirectly, is in control of, or is controlled by, or is under common control with, such entity or (b) any other entity which is the managing member (or controlling member) or general partner of (i) such entity or (ii) any such other entity described in clause (a) above; provided, that no other entity to which the Investment Manager provides investment, advisory or management services shall be an Affiliate of the Investment Manager solely as a result of the provision of such services. For the purposes of the foregoing definition of “Affiliate”, control of an entity means the power, direct or indirect, (i) to vote more than 50% of the securities having ordinary voting power for the election of directors (or other equivalent persons) of such entity or (ii) to direct or cause the direction of the management and policies of such entity whether by contract or otherwise. For greater certainty, the parties hereto hereby acknowledge and agree that any individual person (x) who is actively involved in the business of the Investment Manager and in the investment management of the account on a day-to-day basis and (y) who has a direct or indirect interest in the Investment Manager (other than solely through the ownership of units of The Blackstone Group L.P. or interests exchangeable therewith), and any of such person’s respective Affiliates, is considered an Affiliate of the Investment Manager, as the case may be, for purposes hereof for so long as such person remains in the capacity described in the foregoing clause (x); provided, that if any such person ceases to be actively involved in the business of the Investment Manager and in the investment management of the account on a day-to-day basis and solely retains a non-controlling residual interest in the Investment Manager (directly or indirectly), as the case may be, then such person shall not be deemed to be an Affiliate of the Investment Manager.

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3.            Custody. The Investments of the Account shall be held in the name of the Client in custody of The Bank of New York Mellon, London (the “Custodian”). The Client shall be responsible for the establishment and maintenance of proper arrangements regarding the custody of the Account. The Investment Manager shall not be responsible for any loss incurred by reason of any act or omission of the Custodian, including but not limited to any loss arising from, on account of or in connection with (i) the Custodian failing to timely notify the Investment Manager of any corporate action or similar transaction or (ii) any instruction provided directly by the Client or any of its Affiliates to the Custodian. For the avoidance of doubt, exclusive responsibility for the physical custody and safekeeping of the Account shall at all times be and remain with the Client and the Custodian.

4.            Management.

(a)          Authority of the Investment Manager. As of the date hereof, the Investment Manager shall have the full discretion and authority, as the Client’s true and lawful agent and attorney-in-fact, with full power of substitution and full power in its name, place and stead, without obtaining the prior approval of the Client and at the Client’s expense, to (i) source, identify and evaluate investment opportunities for the Account, monitor and review the Investments held in the Account and analyze the progress of such Investments; (ii) subject to paragraph (b) below, make investment decisions in respect of the Account (including taking actions with respect to the acquisition, purchase, consummation, satisfaction, exchange, liquidation, transfer and other dispositions of Investments); (iii) make investment representations on behalf of the Client; (iv) enter into, make and perform all contracts, agreements, instruments and other undertakings for and on behalf of the Client and/or the Account as the Investment Manager may determine to be necessary, advisable or incidental to the carrying out of the purposes of this Agreement; (v) subject to paragraph (c) below, vote or cause the voting and execution of proxies, waivers, consents and other instruments with respect to the Investments held in the Account; (vi) do anything with respect to the Account which the Investment Manager shall deem requisite, appropriate or advisable in connection with the maintenance and administration of the Account; (vii) possess, transfer or otherwise deal in, and exercise all rights, powers, privileges and other incidents of ownership or possessions with respect to, the Investments of the Account; and (viii) authorize any director, officer, manager, trustee, member, partner, stockholder, principal, investment professional, employee, advisor, consultant, representative or other agent (each, a “Representative”) of the Investment Manager to act for and on behalf of the Account in all matters incidental to the foregoing. For the avoidance of doubt, the Investment Manager is not authorized or permitted to withdraw cash, securities or other assets of the Account maintained with the Custodian; however, the Investment Manager may authorize the Custodian to effect or settle transactions and instruct the Custodian to settle or effect transactions in “delivery versus payment” securities, including but not limited to, CLO securities (as defined below). The Investment Manager may direct the Custodian to deliver funds or Investments for the purpose of effecting transactions, and instruct the Custodian to exercise or abstain from exercising any privilege or right attaching to those Investments.

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(b)          Client’s Consent with Respect to Investments in GSO-managed CLO Securities or Investment Funds. Notwithstanding the foregoing, prior to the Investment Manager causing the Account to acquire any equity or mezzanine security of a collateralized loan obligation vehicle (“CLO”) or commingled investment fund (“Fund”) managed by the Investment Manager or its Affiliates, the Investment Manager shall use its reasonable efforts to provide the Client (subject to applicable legal, contractual or other confidentiality obligations) with a summary describing the form, anticipated amount (which may, for the avoidance of doubt, be described within a reasonable range) and material terms and conditions of such Investment. The Investment Manager shall not cause the Account to make such Investment if the Client delivers to the Investment Manager a written notice of its election not to participate in such Investment (the “Objection Notice”) within ten (10) Business Days after the receipt of such summary (the “Decision Date”). The Client hereby agrees that to the extent (i) it approves the investment in writing on or before the Decision Date or (ii) it does not deliver the Objection Notice to the Investment Manager on or prior to 5:00pm New York City time on the Decision Date, the Client shall be deemed to have authorized the Investment Manager to cause the Account to make such Investment. The Client acknowledges and agrees that, prior to the Decision Date with respect to any potential Investment, the Investment Manager (i) subject to clause (ii) below, will not be required to provide the Client with all information in its possession with respect to such Investment, (ii) may be restricted by applicable legal, contractual or other confidentiality obligations from providing material information in its possession to the Client and (iii) except as provided in the following sentence, shall have no duty to update any information provided to the Investor. In the event there are substantial changes to the terms of such prospective Investment, the Investment Manager shall use reasonable efforts to provide the Client (subject to applicable legal, contractual or other confidentiality obligations) with a revised summary describing such material changes to the form, anticipated amount (which may, for the avoidance of doubt, be described within a reasonable range) and/or other material terms and conditions of Investment and the Client shall have an additional opportunity to submit an Objection Notice with respect to such Investment in accordance with this paragraph (b); provided that the Decision Date shall be ten (10) Business Days after the Client’s receipt of such revised summary. The Client agrees and acknowledges that, notwithstanding anything to the contrary in Section 8 below and to the fullest extent not prohibited by law, no Indemnified Person (as defined below) shall have any liability to the Client, its Representatives or any other beneficiary of the Account in respect of any information provided (or omitted) in good faith to the Client.

(c)          Voting Rights. The Client shall have the right to direct the Investment Manager with respect to the voting and execution of proxies, waivers, consents and other instruments with respect to the Investments held in the Account; provided that the Investment Manager may make voting recommendations to the Client with respect to the voting and execution of proxies, waivers, consents and other instruments with respect to Investments.

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5.            Policies of the Investment Manager. The Investment Manager shall use its reasonable best efforts to ensure that all Investments made by the Investment Manager on behalf of the Client conform to, and are made in accordance with, the requirements imposed by any provisions of applicable law and such policies as may be adopted by the Investment Manager.

6.            Fees. For the Investment Manager’s services as investment manager to the Client, the Client agrees to pay the Investment Manager the fees and to bear the Expenses defined in, and each as computed in accordance with, Exhibit B attached hereto, which exhibit is incorporated herein by reference and made a part hereof.

7.            Representations and Acknowledgments.

(a)          The Investment Manager hereby represents that as of the date hereof:

(i)          to the best of its knowledge, the Investment Manager’s execution, delivery and performance of this Agreement does not violate or conflict with any material agreement or obligation to which the Investment Manager is a party or by which the Investment Manager or any of its property is bound, whether arising by contract, operation of law or otherwise; and

(ii)         this Agreement has been duly authorized by all appropriate action of the Investment Manager and when executed and delivered will be a legal, valid and binding agreement of the Investment Manager, enforceable against the Investment Manager in accordance with its terms.

(b)          The Client hereby represents that as of the date hereof:

(i)          the Client is an exempted company limited by shares incorporated under the laws of the Cayman Islands duly formed, validly existing and in good standing under the laws of the Cayman Islands;

(ii)         the Client’s retention of the Investment Manager as investment manager with respect to the Account is authorized by the Client’s governing documents;

(iii)        the Client’s execution, delivery and performance of this Agreement does not violate or conflict with the Articles (as defined below), or any agreement, obligation or applicable law to which the Client is a party or to which the Client is subject, or by which the Client or any of its property is bound or subject, whether arising by contract, operation of law, under applicable law or otherwise;

(iv)        this Agreement has been duly authorized by all appropriate action of the Client and when executed and delivered will be a legal, valid and binding agreement of the Client, enforceable against the Client in accordance with its terms, and the Client will deliver to the Investment Manager the evidence of such authority as the Investment Manager may reasonably request;

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(v)         the execution, delivery and performance of this Agreement will not require the Client to obtain or make any authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality (including, for the avoidance of doubt, the Cayman Islands Monetary Authority or Office of the Commissioner of Insurance of the Commonwealth of Puerto Rico) that has not been lawfully and validly obtained other than notice filings under applicable securities laws and insurance laws;

(vi)        the Client and each of its insurance subsidiaries has filed all notices pursuant to, and has obtained all approvals required to be obtained under, and has otherwise complied with all requirements of, all applicable insurance laws and regulations;

(vii)       the Client has been given the opportunity to (A) ask questions of, and receive answers from, the Investment Manager and each of its Representatives concerning the terms and conditions of, and other matters pertaining to, this Agreement and (B) obtain any additional information necessary to evaluate the merits and risks of entering into this Agreement that the Investment Manager can acquire without unreasonable effort or expense;

(viii)      the Client’s interest in any Investment shall be acquired and/or is being acquired for its own account solely for investment and not with a view to resale or distribution thereof (unless otherwise provided in this Agreement);

(ix)         this Agreement constitutes an arms-length agreement between the Client and the Investment Manager, and the Client understands the method of compensation provided for herein and its risks;

(x)          the Client meets all suitability standards imposed on the Client by law, including that the Client is an “accredited investor” under Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), a “qualified purchaser” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and is a “qualified client” as defined under the Investment Advisers Act of 1940, as amended (the “Advisers Act”);

(xi)         the Client is a “qualified institutional buyer” within the meaning of an in compliance with Rule 144A under the Securities Act;

(xii)        the Client is not a “U.S. Person” as defined under Regulation S of the Securities Act and Section 7701(a)(30) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”);

(xiii)       the Client has such knowledge and experience in financial and business matters that the Client is capable of evaluating the merits and risks of the terms and conditions of this Agreement including those risks associated with the investment program described hereunder, the term and the fee structure provided for hereunder and is able to bear such risks, including a complete loss of capital;

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(xiv)      the Client has implemented anti-money laundering policies and procedures that are designed to comply with applicable anti-money laundering laws and regulations, and the Company is in compliance with such applicable laws and regulations;

(xv)       the cash, assets, securities and other property furnished by the Client to the Account pursuant to this Agreement, as well as any other assets, securities and other property that may be deposited therein by the Client at any time (in each case, subject to the final sentence of Section 2(a) above), were (A) not and are not directly or indirectly derived from activities that may contravene applicable laws and regulations, including anti-money laundering laws and regulations and the laws, regulations and Executive Orders administered by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) and (B) derived from funds for which the Client has provided the Manager with a true, correct and complete description of the sources of such funds furnished to the Account;

(xvi)      the Client is in compliance with applicable economic sanctions programs;

(xvii)     the Client (or any Affiliate of the Client; any person having a beneficial interest in the Client; or any person for whom the Client is acting as agent or nominee in connection with the Account) is not (A) an individual or entity named on any available lists of known or suspected terrorists, terrorist organizations or of other sanctioned persons issued by the government of any jurisdiction(s) in which the Client or its subsidiaries, as applicable, are doing business; (B) an individual or entity otherwise prohibited by applicable economic sanctions programs; or (C) a current or former senior foreign political figure (“SFPF”) or politically exposed person (“PEP”), or an immediate family member or close associate of such an individual;

(xviii)    the Client has conducted enhanced scrutiny with respect to current or former SFPFs or PEPs from whom it receives funds reasonably designed to ensure that such funds are not directly or indirectly derived from corruption or any other illegal activity;

(xix)       the Client is not a prohibited foreign shell bank, nor does it receive deposits from, make payments on behalf of, or handle other financial transactions related to prohibited foreign shell banks;

(xx)        the Client is advised that, by law, the Investment Manager and/or the Custodian may be obligated to “freeze the account” of the Client, either by prohibiting additional contributions from the Client, declining any distribution or Withdrawal requests and/or segregating the Investments in the Account in compliance with governmental regulations, and the Investment Manager and/or the Custodian may also be required to report such action and to disclose the Client’s identity to OFAC or any other applicable governmental or regulatory authorities;

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(xxi)       neither the Client nor any of its Representatives (or their spouses) has made, solicited or coordinated any contribution to any pension fund official or anyone in the decision-making chain of command in connection with a pension fund’s investment in any investment fund, pooled investment vehicle or other account (in either case, a “Pension Official”) within the last two (2) years. In addition, the Client has not hired and will not hire such a Pension Official within two (2) years of the termination of their engagement or employment with the applicable pension fund and shall promptly notify the Investment Manager if the Client intends to hire such a Pension Official;

(xxii)      the Client is not using and will not use funds to make contributions of cash or cash equivalents hereunder that are assets of (A) an “employee benefit plan” (within the meaning of Section 3(3) of U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) subject to Part 4 of Title I of ERISA, (B) a plan to which Section 4975 of the Code applies, including (if the Investor is a natural person) an individual retirement account, or (C) an entity (including for example a fund of funds, an insurance company separate account or general account or a group trust) whose underlying assets are deemed under the U.S. Department of Labor regulations Section 2510.3-101 et. seq. or Section 2550.401c-1 to include the assets of any such employee benefit plan or plan by reason of an investment in such entity by any such employee benefit plan or plan (and the Client is none of the persons or entities described in the foregoing clauses (A), (B) or (C)); and

(xxiii)     the Client is none of (A) a governmental, non-U.S. or other pension plan, (B) an entity (including for example a fund of funds, an insurance company separate account or general account or a group trust) whose underlying assets are deemed to include the assets of any such plan by reason of an investment in such entity by any such plan, (C) a defined contribution plan (such as a 401(k) plan) nor (D) a partnership or other investment vehicle (I) in which its partners or participants have or will have any discretion to determine whether or how much of the Client’s assets are invested in any Investment made or to be made by the Client or (II) that is otherwise an entity managed to facilitate the individual decisions of its beneficial owners to invest in the Account.

(c)          The Client acknowledges and agrees that:

(i)          Without limitation to Schedule I attached hereto, due to the fact the Investment Manager and its Affiliates perform investment advisory services for various Advisory Clients, the Investment Manager or one or more of its Affiliates may give advice and take action with respect to any of their other Advisory Clients which may differ from the advice given or the timing or nature of any action taken with respect to any other Advisory Client, including the Account;

(ii)         it is understood that the Investment Manager shall not have any obligation to recommend for purchase or sale any transaction which its or any of its Affiliates’ Representatives may purchase or sell for its or their own accounts or for any other Advisory Client if, in the opinion of the Investment Manager, such transaction or Investment appears unsuitable, impractical or undesirable for the Account or the Client;

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(iii)        the Investment Manager and its Affiliates may aggregate purchase or sale orders for the Investments of the Account with purchase or sale orders for the same asset, security or other item of property for or on behalf of other investment funds, pooled investment vehicles or other client accounts (including registered investment companies) that are sponsored, advised or managed by the Investment Manager or any of its Affiliates, the Investment Manager’s or any of its Affiliates own accounts and hold proprietary positions in accordance with its current aggregation and allocation policy (collectively, “Advisory Clients”), but only if (x) the Investment Manager determines in good faith such aggregation results in an overall economic or other benefit to the Investments, taking into consideration the advantageous selling or purchase price, brokerage commission and other expenses and factors and (y) the Investment Manager’s actions with respect to aggregating orders for multiple Advisory Clients, as well as the Client, are consistent with applicable law and executed in a fair and equitable manner; it being understood, however, that the Investment Manager is under no obligation to aggregate any such orders under any circumstances;

(iv)        circumstances may arise under which the Investment Manager determines there is a limited supply or demand for a particular prospective Investment, in which case, the Investment Manager shall allocate such prospective Investment to the Client and other Advisory Clients in accordance with its then-current aggregation and allocation policy and otherwise in a manner that it determines in good faith is consistent with fiduciary duties its owes, if any, to the Client and such other Advisory Clients; provided, that in circumstances where the Investment Manager has determined to purchase or sell any asset, security or other item of property or make or dispose of any other asset, security or other item of property of an Advisory Client and believes, in good faith, that such asset, security or other item of property would be appropriate as an Investment of the Account, then, consistent with its fiduciary duties and applicable law, the Investment Manager may, but is not obligated to, cross the relevant transactions between such other Advisory Client’s account and the Account;

(v)         the Investment Manager makes no representation or warranty that any Investments made by the Investment Manager hereunder will not depreciate in value or at any time not be affected by adverse consequences of any origin (tax, credit or otherwise), nor does it give any representation or warranty as to the performance or profitability of the Investment or the success of any investment strategy recommended or used by the Investment Manager;

(vi)        upon reasonable request by the Investment Manager, the Client will provide such information as the Investment Manager may need to satisfy applicable anti-money laundering laws and regulations;

(vii)       the Client shall inform the Investment Manager promptly in writing of any material change in the Client’s financial circumstances or objectives and shall respond promptly to reasonable requests by the Investment Manager for information on any such changes;

(viii)      each representation and warranty made herein by the Client shall be deemed made by the Client on a continual basis, as of each date this Agreement continues to be in effect, and the Client shall immediately notify the Investment Manager if any representation or warranty made herein ceases to be true in any material respect; and

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(ix)         it has received, read and understood the Investment Manager’s disclosures regarding conflicts of interest set forth on Schedule I attached hereto.

8.            Exculpation; Indemnification.

(a)          No Indemnified Person shall be liable, hereunder or otherwise, to the Client or any of its Affiliates, Representatives or other related parties for any Covered Loss (as defined in Section 8(c) below) incurred or suffered by any of them to the extent such Covered Loss is caused by or arises from any mistake of judgment or action or inaction of any such Indemnified Person, unless such mistake, action or inaction shall have been finally determined to have been incurred or suffered by the Client primarily and directly by reason of the gross negligence, fraud, bad faith or willful misconduct of such Indemnified Person (collectively, “Disabling Conduct”); provided that, even in the event of Disabling Conduct, no Indemnified Person shall be liable hereunder or otherwise for any Covered Loss that constitutes indirect, special, punitive or consequential losses or damages (including losses or damages based on lost profits, diminution in value or other similar theories of loss or damage). Each of the Investment Manager and its Affiliates, Representatives and other related persons may consult with counsel, accountants and other advisors in respect of the Account’s affairs and shall be fully protected and justified in any mistake, action or inaction which is taken in accordance with the advice or opinion of any such counsel, accountants and/ or other advisors.

(b)          No Indemnified Person shall be liable, hereunder or otherwise, to the Client or any of its Affiliates, Representatives or other related persons for any Covered Loss incurred or suffered by any of them to the extent such Covered Loss is caused by or arises from any mistake, action, inaction, negligence, dishonesty, willful misconduct, fraud or bad faith of any broker or other agent selected by any Indemnified Person, unless it shall have been finally determined that such Indemnified Person engaged in Disabling Conduct in connection with its selection of such broker or other agent.

(c)          The Client agrees to indemnify and hold harmless the Investment Manager, its Affiliates, Representatives and other related persons (and each of their respective Representatives and Affiliates) (each an “Indemnified Person”) against any loss, liability, damage, cost, deficiency and expense, including interest, penalties and attorneys’ fees (a “Covered Loss”) incurred or suffered by any such Indemnified Person in connection with the Account; provided, that no Indemnified Person shall be so indemnified to the extent such Covered Loss shall have been determined to have been incurred or suffered by such Indemnified Person primarily and directly by reason of the Disabling Conduct of such Indemnified Person. The Client shall pay the expenses incurred by an Indemnified Person in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding.

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(d)          Notwithstanding any of the foregoing to the contrary, the provisions of this Section 8 shall not be construed so as to provide for the exculpation of the Investment Manager or any other Indemnified Person for any liability (including liability under U.S. federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith), to the extent (but only to the extent) that such liability may not be waived, modified or limited under applicable law, but shall be construed so as to effectuate the provisions of this Section 8 to the fullest extent permitted by law. This Section 8 shall survive the termination or other expiration of this Agreement.

(e)          The right of any Indemnified Person to the exculpation and indemnification provided herein shall be cumulative of, and in addition to, any and all rights to which such Indemnified Person may otherwise be entitled by contract or as a matter of law or equity and shall extend to such Indemnified Person’s successors, assigns and legal representatives.

(f)          Without limiting the foregoing, neither the Investment Manager nor any of its Representatives or Affiliates shall be liable for any Covered Losses suffered or incurred by the Client or any of its Affiliates, Representatives or other related persons to the extent such Covered Loss is caused by or arises in connection with (nor shall the occurrence of any of the following be the basis for any action, suit or proceeding brought by or on behalf of the Client against any Indemnified Person claiming a breach of this Agreement): (i) any fluctuation or depreciation or diminution in the value of any Investment of the Account, including as a result of fluctuations in the market and other factors beyond the control of the Investment Manager that result in changes in circumstances, including extraordinary sudden market movements, a change in the nature of any investment (whether through change in business activity or credit rating) or significant contributions to or withdrawals from the Account, (ii) any action or inaction taken at the direction or upon the instruction of the Client or any Affiliate or Representative thereof, (iii) any action or inaction taken by the Custodian at the direction of the Client or any Affiliate or Representative thereof (including, without limitation, any such action or inaction by the Custodian that would otherwise constitute a breach of the Investment Guidelines) or (iv) any action or inaction taken by any holding entity, or subsidiary thereof, that holds an Investment (including, without limitation, any such action or inaction that is at the direction of the Client, any Affiliate, any of their respective Representatives or any third party). It is agreed and acknowledged by the Client that there can be no assurance that the investment objectives of the Account will be achieved and the Client accepts the risks involved in respect of Investments.

9.            Activities of the Investment Manager and Others. The Investment Manager shall devote as much of its time to the activities of the Client as it deems necessary and appropriate in its sole discretion. The services of the Investment Manager and its Affiliates are not exclusive and the Investment Manager and its Affiliates are not restricted from forming or providing services to any other Advisory Client or from engaging in other business activities, even though such activities may be in competition with the Client or may involve substantial time and resources of the Investment Manager.

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10.          Confidentiality.

(a)          Subject to Section 10(b), both the Investment Manager and the Client acknowledge and agree that pursuant to this Agreement, either party may have access to the other party’s confidential and proprietary information and materials concerning or pertaining to the other’s business, including, without limitation, financial statements and other financial information, methods, plans, customers, investors or projects, and that such information is confidential and proprietary. Both parties will receive and hold such information in the strictest confidence, and acknowledge, represent, and warrant that it will use its best efforts to protect the confidentiality of this information. Each party agrees that, without the prior written consent of the other party, it will not use, copy, or divulge to third parties or otherwise use, except in accordance with the terms of this Agreement, any information obtained from or through the other party in connection with this Agreement other than (i) to such party’s Affiliates, Representatives, attorneys, accountants and auditors in furtherance of such party’s business, (ii) to third party service providers or financial institutions that may be providing services to the Account and (iii) to such other third parties as may be reasonably necessary in connection with the provision of the services contemplated by this Agreement (including to effect the purchase and sale of the Investments); provided, that in the case of the foregoing clause (i), such Affiliates, Representatives, attorneys, accountants and auditors must themselves be bound by or be subject to confidentiality obligations or duties with respect to such information and, in the case of the foregoing clause (ii), such third party providers must agree to protect the confidentiality of such information and use such information only for the purposes of providing services to the Account; provided, further, the confidentiality obligations of this Section 10 shall not apply to information (x) that is in the public domain now or that enters the public domain in the future, other than by reason of a breach of this Agreement, (y) which has come to either party from a lawful source not bound to maintain the confidentiality of such information, other than from the other party hereto or an Affiliate or Representative of that party and (z) disclosures which, in the legal opinion of counsel for either party, are required by law, regulatory authority, regulation or legal process.

(b)          The Client agrees that the Investment Manager shall have the right to disclose the performance of the Account or the identity of each of the Account and the Client to third parties at any time in connection with the activities of the Account (including to effect the purchase and sale of Investments) as provided for in this Agreement or as otherwise agreed upon by the Client and the Investment Manager.

(c)          Permitted Disclosures and Filings. (i) The Investment Manager agrees that the Client shall have the right to disclose the Account level, performance information (i.e., contributions to and withdrawals from the Account, the overall “IRR” of the Account, aggregate value of the Account, as of the effective date of this Agreement, realized gains (or losses) with respect to the Account by year, total amount of Management Fees and other fees paid by the Client by year and the general strategy of the Account) and the identity of the Investment Manager as part of its normal communications with its shareholders, prospective shareholders, clients and prospective clients; provided that in no event shall such disclosure include information (including, without limitation, cash-flows and performance information) relating to specific Investments, copies of this Agreement (except as otherwise permitted in accordance with this Section 10) and/or any other information not referred to in this sentence. The Client shall also have the right to disclose any information required to be disclosed by any governmental regulatory agency, self-regulating body or in connection with any judicial, governmental or other regulatory proceeding or as otherwise required by law; provided, that, the Client shall to the fullest extent permitted by applicable law (A) first give written notice to the Investment Manager of the intended disclosure within a reasonable time prior to the time when such disclosure is to be made, (B) redact mutually agreed upon by the Investment Manager and the Client portions of the confidential agreement, document or other material to be disclosed to the fullest extent permitted under applicable law, rules and regulations and (C) submit a request, to be mutually agreed upon by the Investment Manager and the Client, that such confidential agreement, document or other material receive confidential treatment under the laws, rules and regulations of the body or tribunal to which disclosure is being made or otherwise be held in the strictest confidence to the fullest extent permitted under the laws, rules or regulations of any other applicable governing body. The Client shall not be required to satisfy the obligations contained in clauses (A) – (C) of this Section 10(c)(i) in the context of routine and ordinary regulatory inspections or periodic regulatory examinations to the extent compliance would be impracticable. The Investment Manager further agrees that Advantage Insurance may file this Agreement as a material exhibit to any Registration Statement on Form S-1 or equivalent securities registration filing related to a public offering of its shares or listing on an exchange of share interests of Advantage Insurance.

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(ii)         The Investment Manager further agrees that Advantage Insurance and the Client shall have the right to disclose information about the Investments required to be presented in its financial statements prepared under applicable accounting standards, including Generally Accepted Accounting Principles in the United States of America (“U.S. GAAP”), the identity of the Investment Manager and information about the Investments including, subject to applicable confidentiality obligations, for each individual Investment its original cost, amortized cost, fair market value, effective interest rate and investment income earned as part of its normal communications with its shareholders, prospective shareholders, clients and prospective clients.

(iii)        In addition to the foregoing clauses (i) and (ii), the Client shall also have the right to disclose any information required to be disclosed by any governmental regulatory agency, self-regulating body or in connection with any judicial, governmental or other regulatory proceeding or as otherwise required by law; provided, that the Client shall to the fullest extent permitted by applicable law (A) first give written notice to the Investment Manager of the intended disclosure within a reasonable time prior to the time when such disclosure is to be made, (B) redact mutually agreed upon by the Investment Manager and the Client portions of the confidential agreement, document or other material to be disclosed to the fullest extent permitted under applicable law, rules and regulations and (C) submit a request, to be mutually agreed upon by the Investment Manager and the Client, that such confidential agreement, document or other material receive confidential treatment under the laws, rules and regulations of the body or tribunal to which disclosure is being made or otherwise be held in the strictest confidence to the fullest extent permitted under the laws, rules or regulations of any other applicable governing body. The Client shall not be required to satisfy the obligations contained in clauses (A) – (C) of this Section 10(c)(iii) in the context of routine and ordinary regulatory inspections or periodic regulatory examinations to the extent compliance would be impracticable.

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(d)          Notwithstanding anything to the contrary herein, each party to this Agreement (and each employee, representative, or other agent of such party) may disclose to any and all persons, without limitation of any kind, the U.S. federal tax treatment and tax structure of the Account or any of its transactions; it being understood, however, that, for this purpose (i) the name of, or any other identifying information regarding (A) the Account or (B) any Investment or transaction entered into by the Account, (ii) any performance information relating to the Account or its Investments or (iii) any performance or other information relating to any other Advisory Client or prior account with the Client or any of its Affiliates does not, in each case, constitute such tax treatment or structure information.

11.          Term and Termination

(a)          Term. The initial term of this Agreement shall commence as of the date hereof and shall continue until the third anniversary thereof (the “Initial Term”). Thereafter, this Agreement will automatically renew for successive one (1) year periods (each such one (1) year period, an “Extension Period”). Notwithstanding the foregoing, upon the occurrence of the IPO Event, at the option of the Investment Manager, a new Initial Term shall commence such that this Agreement shall take effect as of the date of the IPO Event, which must occur on or prior to May 31, 2019. This Agreement may be terminated as of the end of the Initial Term and the end of each Extension Period by either party upon not less than ninety (90) calendar days’ prior written notice to the other (such 90 days’ prior to the end of the Initial Term and the end of each Extension Period, the “Non-Renewal Notification Date”); provided, that if terminated by the Client in accordance with the foregoing, the Client (x) shall remain liable pursuant to Section 6 for any accrued but unpaid Management Fees (as set forth in Exhibit B attached hereto) and other expenses and Covered Losses due to the Investment Manager through, and including, the effective date of such termination and (y) shall remain liable for the Termination Fee (as set forth in Exhibit B attached hereto).

(b)          Termination by the Investment Manager.

(i)          The Investment Manager may terminate this Agreement at any time for Good Reason (as defined below) by written notice given to the Client, effective not less than thirty (30) days after delivery of such written notice. Such termination shall be without the payment of any penalty and without liability of either party to the other; provided, that the Client (x) shall remain liable pursuant to Section 6 for any accrued but unpaid Management Fees (as set forth in Exhibit B attached hereto) and other expenses and Covered Losses due to the Investment Manager through, and including, the effective date of such termination and (y) in the event the Agreement is terminated by the Investment Manager pursuant to clauses (A), (B) or (C) of the definition of Good Reason, shall remain liable for the Termination Fee (as set forth in Exhibit B attached hereto). If the Investment Manager terminates the Agreement pursuant to clauses (D) or (E) of the definition of Good Reason, the Investment Manager is not entitled to receive the Termination Fee (as set forth in Exhibit B attached hereto).

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(ii)         As used herein, “Good Reason” shall mean (A) any material breach of this Agreement by the Client and/or Advantage Insurance that is not remedied by the Client or Advantage Insurance, as applicable, within sixty (60) Business Days from the date the Client has received written notification of such breach from the Investment Manager, (B) the direct or indirect sale of at least a majority of the voting and/or economic interests of the Client or Advantage Insurance to a non-Affiliated third party acquirer, (C) following the IPO Event, the withdrawal of cash or Investments by the Client from the Account in an amount that results in the value of the Account falling below $100 million for two consecutive quarterly valuation dates, (D) the determination by the Investment Manager in good faith that such termination is necessary or advisable in light of applicable legal, tax, regulatory or other similar considerations or (E) the determination by the Investment Manager in good faith that such termination is necessary or advisable in light of prevailing market conditions or other applicable business considerations.

(c)          Termination by the Client.

(i)          The Client may terminate this Agreement at any time for Cause (as defined below) by written notice given to the Investment Manager, effective upon the expiration of the any applicable cure period described below. Such termination shall be without the payment of any penalty and without liability of either party to the other; provided, that the Client shall remain liable pursuant to Section 6 for any accrued but unpaid Management Fee (as set forth in Exhibit B attached hereto) and other expenses and Covered Losses due to the Investment Manager through, and including, the effective date of such termination. If the Client terminates the Agreement pursuant to clause (B) of the definition of Cause, the Investment Manager is not entitled to receive the Termination Fee (as set forth in Exhibit B attached hereto).

(ii)         As used herein, “Cause” shall mean (A) any material breach of this Agreement by the Investment Manager that is not remedied by the Investment Manager within sixty (60) Business Days from the date the Investment Manager has received written notification of such breach from the Client; provided, that the Investment Manager shall not be deemed to have breached this Agreement solely as a result of the occurrence of any of the events described in clauses (i) through (iii) of Section 8(f) above or in Section 22 or (B) bad faith, fraud or willful misconduct by the Investment Manager that is injurious to the Client, in each case determined in accordance with Section 8(a).

(d)          Termination by either party. Notwithstanding paragraphs (a) through (c) of this Section 11, either the Client or the Investment Manager may terminate this Agreement by written notice given to the other with immediate effect at any time following the occurrence of any one or more of the following events in respect of the other party:

(i)          the filing of a voluntary petition in bankruptcy;

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(ii)         the entry of an order of relief in any bankruptcy or insolvency proceeding or the entry of an order that such party is bankrupt or insolvent; or

(iii)        any involuntary proceeding seeking liquidation, reorganization or other relief against such party under any bankruptcy, insolvency or other similar law now or hereafter in effect that has not been dismissed one hundred twenty (120) days after the commencement thereof.

(e)          Furthermore, upon termination of this Agreement (a “Termination”), the Client and the Investment Manager acknowledge and agree that following the date of the effectiveness of such Termination (the “Termination Date”) to carry out the liquidation and winding up of the Account’s Investments in such a manner as proposed by the Investment Manager and agreed upon by the Client at such time. If the Client disagrees with the liquidation process proposed by the Investment Manager or fails to respond to the liquidation proposal on a timely basis, then the Client shall retain all Investments held in the Account on an in-kind basis. For purposes of this Agreement, the date of the final liquidation and/or payment of proceeds attributable to the final Investments of the Account to the Client (including the retention by the Client of the final Investments of the Account on an in-kind basis) shall be the “Liquidation Date”.

12.          Valuation.

(a)          Valuation Reports. The Investment Manager shall reasonably assist the Custodian to furnish to the Client within fifteen (15) Business Days after the end of each calendar quarter, a written statement as to the aggregate net asset value of the Investments and uninvested cash held in the Account (the “Valuation”) as at the close of business on the last Business Day of each quarter (the “Valuation Date”). The Valuation of the Account shall be determined as set forth herein and any determination made pursuant to these instructions shall be binding on all parties concerned. “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

(b)          Valuation Procedures. The Custodian shall be responsible for the calculation of each Valuation in accordance with the valuation procedures set forth in sub-paragraphs (i) through (vi) below (the “Valuation Procedures”) and in consultation with the Investment Manager as necessary. The Investment Manager shall provide reasonable assistance to the Custodian in connection with producing each Valuation, including providing the Custodian with certain information relating to the Account necessary to produce each Valuation. For the purpose of producing each Valuation, the Valuation Procedures set forth below shall be applied by the Custodian and the Valuation shall include all assets, securities, property and uninvested cash comprising the Account. It is acknowledged and agreed that the Investment Manager’s pricing methodology may differ from the Custodian’s pricing policies and valuation procedures as delineated under U.S. GAAP. As contemplated by the foregoing, the Valuation Procedures are as follows:

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(i)          The currency under which each Valuation shall be prepared is United States dollars and the value of the Account shall be expressed in such currency in accordance with the provisions of paragraph (vi) below.

(ii)         Assets, securities and other property for which market quotations are readily available will be valued at the last sale price on the relevant day, or, in the absence of any such sales, the mid of the last available bid/ask price. All other assets, securities and other property shall be valued using values from financial publications, pricing services, or other services or sources, including exchange prices whenever possible. Where an asset, security or other item of property is traded on more than one market, such assets, securities or property shall be valued on the market considered to be the primary market therefor. Assets, securities or other property with remaining maturities of sixty (60) days or less are valued at amortized cost. Notwithstanding the foregoing, for syndicated bank loans and other widely-traded instruments, the Valuation shall be taken at the middle of the bid and offer price as determined by Thomson Reuters Pricing Service, Markit Partners, LoanX, Bloomberg or IDC and where no such price exists, the latest available traded price.

(iii)        An Investment purchased and awaiting payment against delivery shall be included for valuation purposes as an Investment held, and the accounts payable of the Account shall be adjusted to reflect the purchase price, including brokers’ commissions and other expenses incurred in the purchase thereof, but not disbursed as of the Valuation Date.

(iv)        An Investment sold but not delivered pending receipt of proceeds shall be valued at the net sales price.

(v)         Unquoted Investments shall be taken at the Valuation Date by the Custodian at a fair value based on a relative value assessment process that incorporates current market conditions and capital structures of other securities where data is more readily available or other information that the Custodian deems appropriate.

(vi)        Investments denominated in any currency other than U.S. dollars and any currency other than U.S. dollars forming part of the Account shall be converted to U.S. dollars at the exchange rates prevailing as of the close of business on the relevant Valuation Date, quoted at the “W.M. Reuters page”.

(vii)       Notwithstanding the foregoing, the Valuation of any CLO security held in the Account shall be determined by an independent third-party valuation provider (an “Independent Valuation Consultant”) mutually acceptable to the Client and the Investment Manager, and that the pricing methodology applied by the Independent Valuation Consultant will not be in conflict with the valuation requirements of U.S. GAAP. It is understood that Thomson Reuters Pricing Service shall constitute a mutually acceptable independent third-party valuation provider.

(viii)      Subject to applicable legal, contractual or other confidentiality obligations, the Investment Manager and the Client each agree to make available to the other party any trustee reports and/or other reports that are routinely and customarily provided to holders of CLO securities that the Investment Manager or the Client, as applicable, knowingly receives from third-party collateral managers related to the CLO securities held as Investments in the Account.

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(ix)         Valuations provided by the Custodian (and, with respect to CLO securities, determined by the Independent Valuation Consultant) may be used, but are not required to be used, by the Client for the purposes of preparing its financial statements. The Client will follow the valuation practices and procedures called for under the accounting standards used by the entity owning a specific Investment or interest in the Account, or the valuation methods required by regulation of the legal domicile of the entity.

13.          Governing Law. The laws of the State of New York (without giving effect to its conflict of laws principles that would cause the laws of another jurisdiction to apply) shall govern all matters arising out of or relating to this Agreement, as well as any non-contractual obligations arising out of or in connection with it, and the transactions it contemplates, including its interpretation, construction, performance, and enforcement.

14.          Reports. The Investment Manager shall provide the Client with such monthly and quarterly portfolio reports and market information as may be reasonably agreed to from time to time between the Investment Manager and the Client.

15.          Notices. Any notice, consent or other communication made or given in connection with this Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or electronic mail, or five (5) days after mailing by certified mail with return receipt requested, or on the next Business Day (in the place of delivery) if sent by recognized overnight courier service for next-business-day delivery, as follows:

If to Advantage Insurance or the Client:

Advantage Life & Annuity Company SPC

c/o Advantage Insurance Inc.

250 Munoz Rivera Avenue, Suite 710

San Juan, Puerto Rico 00918

Attention: Walter Keenan

Tel: +1 (787) 705-2900

E-mail: w.keenan@advantagelife.com

with a copy to:

Manatt, Phelps & Phillips LLP

7 Times Square

New York, NY 10036

Attention: Brian Korn

Tel: +1 (212) 790-4510

Email: BKorn@manatt.com

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If to the Investment Manager:

GSO / Blackstone Debt Funds Management LLC

345 Park Avenue, Floor 30

New York, NY 10154

Attention: Marisa Beeney

Tel : +1 (212) 503-2100

E-mail: marisa.beeney@gsocap.com

with a copy to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attention: Jason Herman

Tel: +1 (212) 455-3697

Email: jherman@stblaw.com

Either party hereto may, from time to time by notice in writing served upon the other as aforesaid and acknowledged thereby, designate a different mailing address or a different or additional person to which all such notices or demands thereafter are to be addressed.

16.          Electronic Delivery of Account Information. The Client hereby agrees and provides the Client’s informed written consent to the Electronic Communication (as defined below) of Account Information (as defined below) by the Investment Manager, the Custodian and/or an administrator or other relevant service provider to the Account. “Account Information” means any and all notices, consents or other communications under, in respect of or in connection with this Agreement (including any reports required under Section 14 of this Agreement, regulatory communications and other information, including documents required to be delivered pursuant to the Advisers Act). “Electronic Communication” means e-mail delivery, making Account Information available electronically to the Client on the Investment Manager’s Internet site, if applicable, and/or through any other electronic means, including through a virtual data room. The Investment Manager, in its sole discretion, may elect which method of delivery it uses with respect to any and all Electronic Communications. It is the Client’s affirmative obligation to notify the Investment Manager in writing in accordance with Section 15 of this Agreement if the Client’s e-mail address provided to the Investment Manager changes. The Investment Manager, the Custodian, the administrator and any other relevant service providers, as applicable, to the Account will not be liable for any interception of Electronic Communications of Account Information.

17.          Entire Agreement. This Agreement, together with all Exhibits and Schedules attached hereto, contain all of the terms and conditions agreed upon or made by the parties hereto relating to the subject matter set forth herein and therein, and supersedes all prior and contemporaneous agreements, negotiations, correspondence, undertakings and communications of the parties hereto, oral or written, respecting such subject matter.

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18.          Amendments and Waivers. No provision of this Agreement may be amended, modified, waived or discharged except as agreed to in writing by the parties hereto. The failure of a party hereto to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

19.          Status of the Investment Manager. The Investment Manager shall for all purposes be an independent contractor and not an employee of the Client, nor shall anything herein be construed as making the Client a partner or co-venturer with the Investment Manager or any of its Affiliates or other Advisory Clients. The Investment Manager shall have no authority to act for, represent, bind or obligate the Client except as specifically provided herein.

20.          Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Client, the Investment Manager, each Indemnified Person and their respective successors and permitted assignees. Any person that is not a signatory to this Agreement but is nevertheless conferred any rights or benefits hereunder (e.g., Affiliates or Representatives of the Investment Manager and others who are entitled to indemnification hereunder) shall be entitled to such rights and benefits as if such person were a signatory hereto, and the rights and benefits of such person hereunder may not be impaired without such person’s express written consent.

21.          Assignment. Except as provided in this Section 21, no party to this Agreement may assign all or any portion of its rights, obligations or liabilities under this Agreement, or may affect an assignment within the meaning of Section 202(a)(1) of the Advisers Act, without the prior consent of the other party to this Agreement. Notwithstanding the foregoing, (i) the Investment Manager may assign, upon prior written notice to the Client, any of its rights and obligations hereunder to any Affiliate; provided, that such Affiliate assumes the obligations of the Investment Manager hereunder and (ii) the Client may assign the Agreement in its entirety to (x) Advantage Insurance or Advantage Property & Casualty Company SPC or (y) with the prior written consent of the Investment Manager, any other subsidiary of Advantage Insurance; provided, that in each case such assignee is at all times a wholly owned subsidiary of the Advantage Insurance In the event of any assignment or transfer of this Agreement (or the rights and obligations hereunder) by the Investment Manager or the Client in accordance with this Section 21, the representation and warranties made by such assigning party as set forth in this Agreement shall be deemed made by such party’s assignee as of the date of such assignment.

22.          Force Majeure. The Investment Manager shall not be liable to the Client for any failure, delay or interruption in the performance of its obligations which result from any occurrence of force majeure. Such events of force majeure include acts of god, acts of terrorism or war, fires, floods, power failure, disabling strikes, epidemics, quarantine restrictions, freight embargoes, acts or regulations of any governmental or supranational bodies or authorities that render illegal or impractical the performance of relevant obligations of the Investment Manager, closure or suspension of any relevant markets and breakdown, failure or malfunction of any telecommunication or computer service or systems (other than proprietary systems operated by the Investment Manager). In any such case, all amounts due to the Investment Manager hereunder in respect of services actually performed shall be paid as and when due.

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23.          Incorporation of Amendments to Applicable Laws. Any references to sections of federal or state statutes or regulations shall be deemed to include a reference to any amendments thereof and any successor provisions thereto.

24.          Discretion. Where any provision of this Agreement refers to a determination, decision or action of the Investment Manager such determination, decision or action shall mean a determination, decision or action in its sole discretion or under a grant of similar authority or latitude, and the Investment Manager shall be entitled to consider only such interests and factors as it desires, including its own interests.

25.         Headings. The headings contained in this Agreement are intended solely for convenience of reference and shall not affect the rights of the parties to this Agreement or the interpretation of any term or provision hereof.

26.          Counterparts. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original, but all of which when taken together shall be deemed to be one and the same instrument.

27.          Survival. The provisions of Sections 6, 8, 9, 10, 11, 12, 13, 15 and 17 through 30, inclusive, hereof shall survive the termination of this Agreement.

28.          Venue. To the fullest extent permitted by law, in the event of any legal action or proceeding arising out of the terms and conditions of this Agreement, the parties hereto irrevocably (i) consent and submit to the exclusive jurisdiction of the Supreme Court, State of New York, New York County and of the U.S. District Court for the Southern District of New York, (ii) waive any defense based on doctrines of venue or forum non conveniens, or similar rules or doctrines, and (iii) agree that all claims in respect of such a legal action or proceeding must be heard and determined exclusively in the Supreme Court, State of New York, New York County or the U.S. District Court for the Southern District of New York. Process in any such legal action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

29.          Waiver of Jury Trial. EACH PARTY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ITS RIGHT TO A TRIAL BY JURY TO THE EXTENT PERMITTED BY LAW IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF THE TERMS AND CONDITIONS OF THIS AGREEMENT. THIS WAIVER APPLIES TO ANY LEGAL ACTION OR PROCEEDING, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. EACH PARTY ACKNOWLEDGES THAT IT HAS RECEIVED THE ADVICE OF COMPETENT COUNSEL.

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30.          Pronouns; Interpretation. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of a person may require in the context thereof. The words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation”. The words “herein”, “hereof”, “hereunder” or other words of similar import shall refer to this Agreement as a whole and not any particular term or provision hereof.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF the parties hereto have caused this Investment Management Agreement to be executed as of the date first written above.

CLIENT

ADVANTAGE LIFE & ANNUITY COMPANY SPC

/s/ M. Moffat
Name: M. Moffat
Title: Director

ADVANTAGE INSURANCE INC.

/s/ M. Moffat
Name: M. Moffat
Title: Director

INVESTMENT MANAGER

GSO / BLACKSTONE DEBT FUNDS MANAGEMENT LLC

/s/ Marisa J. Beeney
Name: Marisa J. Beeney
Title: Authorized Signatory

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EXHIBIT A

Investment Guidelines

Introduction:

Subject to the remaining terms and provisions of these Investment Guidelines, the Investment Manager shall endeavor to make Investments for the Account such that at all times the Account meets the criteria set forth herein. The Client acknowledges and agrees that the Investment Manager shall not be deemed to have breached these Investment Guidelines or the Agreement by reason of fluctuations in the value of the Investments arising from market movements and other events beyond the Investment Manager’s control, a change in the nature of any investment (whether through change in business activity or credit rating) or significant contributions to or withdrawals from the Account. Investments may be made directly or indirectly through one or more investment vehicles.

The Investment Manager may request the Client to make suitable modifications to these Investment Guidelines to reflect any change in market circumstances; provided, that any modification to these Investment Guidelines requested shall become effective only upon agreement by both parties, which agreement shall not be unreasonably withheld by the Client.

To the extent the consummation of an investment results in the violation of any of the Investment Guidelines, the Manager shall dispose of such investment and/or any other Assets in its discretion, as soon as commercially practicable in the reasonable judgment of the Manager, to restore compliance with such Guidelines; it being understood that the violation of any of the Investment Guidelines shall constitute neither a breach of this Agreement (including any of the Investment Guidelines) nor shall the applicable Investment constitute a “trade error” for purposes of this Agreement or any other purposes (including, without limitation, for regulatory purposes) if (i) such violation is curable and (ii) the Investment Manager cures such violation within sixty (60) days after the Investment Manager becomes aware of such violation.

Investment Guidelines:

The Investment Guidelines shall be subject to the good faith interpretation of the Investment Manager.

Approved Assets:

1.	CLO securities denominated in US Dollars

2.	Security interests in CLO Warehouse Entities (as defined below)

3.	Broadly syndicated bank loans to corporate borrowers denominated in US Dollars

4.	Other types of corporate lending instruments denominated in US Dollars

5.	Cash and cash equivalents denominated in US Dollars

6.	Other assets proposed by the Investment Manager and approved by the Client, including investments not denominated in US Dollars

A-1

Restricted Activities:

1.	Entering into swaps or other derivative contracts

2.	Purchasing structured investment products with embedded derivative contracts other than any CLO security that holds any foreign currency and/or interest rate hedges, swaps or other contracts or instruments

3.	Purchasing assets denominated in currencies other than US Dollars

4.	Borrowing money on behalf of the Client or creating margin debt obligations of the Client, other than for pending but not yet settled purchase or sale transactions

5.	Issuing guarantees or making commitments of the Client unrelated to the purchase or sale of Approved Assets

Classification of Investments:

“Cash and Cash Equivalents” Investments shall be cash, money market funds, obligations of the United States of America due within two years, commercial paper rated A1/P1, and corporate obligations rated “A” or better maturing within one year.

“Available for Sale” Investments shall mean (i) any asset that the Investment Manager has purchased with the intent to sell within one year of such acquisition and is used for liquidity management purposes or to result in short-term trading gains, or (ii) any asset that the Investment Manager has purchased in a vehicle established for the purpose of accumulating loans for potential contribution to a CLO (such vehicle, a “CLO Warehouse Entity”), including, without limitation, any such interest held in Warehouse Parent Ltd. (including CLO Warehouse Entities with respect to which the Investment Manager or its Affiliates earn management or other fees).

“Held to Maturity” Investments shall be any assets designated as such at the time of purchase by the Client upon the advice of the Investment Manager. Unless otherwise advised by the Investment Manager, the Client will designate all CLO equity securities and CLO mezzanine securities purchased for the Account as Held to Maturity assets.

For the purposes of this Agreement and calculation of Management Fees, designation of assets as Held to Maturity or Available for Sale will continue even if use of such terms or equivalent categorizations for accounting or regulatory purposes is discontinued by the Client or is no longer recognized under U.S. GAAP.

A-2

EXHIBIT B

Fees & Expenses

Management Fee: For the duration of the term of the Account up to and including the Liquidation Date, the Investment Manager shall be paid a fee following the end of each calendar quarter (i.e., the periods between January 1st and March 31st, April 1st and June 30th, July 1st and September 30th and October 1st and December 31st of each calendar year), in an amount equal to the applicable Management Fee as further set forth below.

“Management Fee” shall mean, with respect to each Investment as of the end of each calendar quarter, a percentage per annum determined as follows:

(A)          For Cash and Cash Equivalents (as defined in Exhibit A) in the Account as of the end of such calendar quarter, equal to 25 basis points (0.25%) of the total; and

(B)          for each Available for Sale (as defined in Exhibit A) asset in the Account as of the end of such calendar quarter, equal to 50 basis points (0.50%) of such asset’s fair market value (determined in accordance with Section 12); and

(C)          for each Held to Maturity (as defined in Exhibit A) asset in the Account as of the end of such calendar quarter, equal to:

(i)	with respect to CLO equity securities (including secondary purchases of GSO-managed CLO equity securities but excluding any GSO-managed CLO equity securities acquired in a primary issuance), 100 basis points (1.00%) of Adjusted Cost;

(ii)	with respect to any Held to Maturity asset that is not a CLO equity or mezzanine security, 100 basis points (1.00%) of Cost; and

(iii)	with respect to CLO mezzanine securities (including secondary purchases of GSO-managed CLO mezzanine securities but excluding any GSO-managed CLO mezzanine securities acquired in a primary issuance), 75 basis points (0.75%) of Cost.

For the avoidance of doubt, the Management Fee will be reduced to take into account any fees received by the Investment Manager or any of its Affiliates as a result of managing any CLO that the Client invests in, if such investment is or has been made in the primary market.

For the purposes of this Agreement, “Cost” shall mean the cost paid for an Investment, which, if requested by the Client, shall take into account embedded gains and losses as may be agreed by the Investment Manager and the Client in writing (which may include electronic mail). For the purposes of this Agreement, “Adjusted Cost” shall mean the cost paid for an Investment less any cash distributions treated as return of capital for accounting purposes previously received by the Account with respect to such Investments. Cost and Adjusted Cost for the purposes of Management Fee calculations will be adjusted to match the carrying value of the Investment if the Investment is categorized as “Other Than Temporarily Impaired” (or equivalent accounting definition) on the balance sheet of the Client for accounting purposes (any such Investment, an “Impaired Investment”).

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For shares of pooled investment funds sponsored by the Investment Manager or its Affiliates, other than securities issued by CLOs managed or advised by the Investment Manager or its Affiliates, the Investment Manager may purchase such funds as Investments held in the Available for Sale category with the permission of the Client. The Management Fee for each Investment of this type will be reduced by the proportionate indirect fee paid directly to the Investment Manager by the pooled investment fund Investment, up to the full amount of the Management Fee that would otherwise be payable for the Investment. Notwithstanding the foregoing, the Management Fee due pursuant to paragraph (B) hereof for the management of any Available for Sale asset in a CLO Warehouse Entity shall not be reduced by any other fees payable to the Investment Manager or its Affiliates by such CLO Warehouse Entity.

With respect to any Investment held indirectly through one or more intermediate entities (as such intermediate entities may be agreed by the Investment Manager and the Client in writing (which may include electronic mail) from time to time), the Management Fee with respect thereto shall be calculated based on the Account’s indirect proportionate share of such Investment.

If this Agreement commences on any date other than the first date of a calendar quarter or any Termination Date occurs on any date other than the last date of a calendar quarter, then the Management Fees attributable to any such partial calendar quarter shall be pro-rated based on the number of calendar days during which services hereunder were provided.

Each installment of the Management Fees shall be due and payable by the Client to the Investment Manager within fifteen (15) days following the Client’s receipt of an invoice therefor.

Incentive Fee: For the duration of the term of the Account up to and including the Liquidation Date, the Investment Manager will be entitled to receive an incentive fee (the “Incentive Fee”) with respect to any investment proceeds received by the Account from inception to date for any Investment which constitutes a Held to Maturity asset, determined in accordance with the following priorities:

(A)         First, 100% to be retained by the Account until the Account has received an aggregate amount with respect to such Investment pursuant to this paragraph (A) from inception to date equal to the Cost of such Investment;

(B)         Second, 100% to be paid to the Investment Manager until the Investment Manager has received an aggregate amount with respect to such Investment pursuant to this Paragraph (B) equal to the Management Fee Catch-up Amount, if any;

(C)         Third, 100% to be retained by the Account until the Account has received an aggregate amount with respect to such Investment pursuant to this paragraph (C) from inception to date equal to the sum of (i) the aggregate amount of Management Fees incurred by the Client with respect to such Investment (for this purpose, including any management fees paid to the Investment Manager or any other investment manager of the Account since its inception) and (ii) any Management Fee Catch-up Amount paid in accordance with clause (B) above, if any;

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(D)         Fourth,

(i)          10% to be paid to the Investment Manager as an Incentive Fee and

(ii)         90% to be retained by the Account.

For the avoidance of doubt, the Incentive Fee will be reduced to take into account any incentive fees received by the Investment Manager or any of its Affiliates solely with respect to the portion of the Client’s interest in each CLO managed by the Investment Manager on behalf of the Client, if such investment is or has been made in the primary market.

Incentive Fees shall be due and payable by the Client to the Investment Manager at the end of each calendar quarter (the “Incentive Fee Payment Date”) within fifteen (15) days of the Client’s receipt of an invoice therefor.

Notwithstanding the foregoing, Incentive Fees (other than any fees payable in accordance with clause (B) above) shall accrue but shall not be paid by the Client, if as of any Incentive Fee Payment Date, the deemed liquidation value of the Account (determined in accordance with Section 12) is less than the Net Cash contributed by the Client to the Account. Any Incentive Fee accrued but not paid pursuant to the foregoing sentence shall be payable at such time as the deemed liquidation value of the Account (determined in accordance with Section 12) is greater than the Net Cash contributed by the Client to the Account.

“Management Fee Catch-up Amount” shall mean with respect to any Impaired Investment an amount equal to the difference between (i) the amount of Management Fees the Investment Manager would have received with respect to such Investment except for such “Other than Temporarily Impaired” categorization minus (ii) the actual amount of Management Fees received by the Investment Manager or any other investment manager of the Account since its inception.

“Net Cash” shall mean as of any date, the total amount of cash and securities contributed by the Client to the Account, less withdrawals of cash and securities, as of such date.

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Expenses: The Investment Manager shall render the services set forth hereunder at its own expense, including administrative expenses, employment expenses and other compensation for its employees, insurance, office expenses, rent, utilities, and other ordinary and recurring expense of management. Notwithstanding the foregoing, the Investment Manager shall not be responsible for any of the Client’s expenses, and the Client shall be responsible for all costs related to the operation of the Account, including accounting (including auditing) and legal expenses, investment expenses (e.g., trade clearance and settlement, corporate action processing, trade confirmation and reconciliation), professional fees (including expenses of consultants and experts), taxes (and any related expenses) and other governmental charges, custodial and transfer agency fees and expenses, record keeping and other administrative fees and expenses, printing and mailing expenses and all investment expenses incurred by the Account (including interest on borrowings and commitment fees and related expenses payable to lenders, brokerage commissions, borrowing charges on Investments sold short, bank service fees, withholding and transfer fees, custodial fees, clearing and settlement charges and other trading-related expenses, loan fees, sales commissions, appraisal fees, loan-pricing services fees, interest and commitment fees, underwriting commissions and discounts, consulting and information services expenses, research expenses, extraordinary expenses, including costs of any litigation or investigation involving the Account activities and any other expenses reasonably related to the purchase, sale or transmittal of the Investments of the Account) and other similar expenses related to the Account, as applicable, as the Investment Manager reasonably determines (collectively, “Expenses”). The Client will also reimburse the Investment Manager for the reasonable travel and incidental expenses of its personnel related directly to the business of the Client, including travel to attend meetings of the Board of Directors of the Client or other events or meetings at the request of the Client. To the extent the Investment Manager advances any costs or expenses described above on behalf of the Account, the Client will reimburse the Investment Manager promptly upon the Investment Manager’s request.

Termination Fee: If the Client fails to renew this Agreement or otherwise terminates this Agreement for any reason except for “Cause” pursuant to clause (B) of the definition thereof and Section 11(c) with respect thereto, or the Investment Manager terminates this Agreement for “Good Reason” pursuant to clauses (A), (B) or (C) of the definition thereof and Section 11(b) with respect thereto, the Client shall pay to the Investment Manager a termination fee equal to the sum of (i) the aggregate amount of Management Fees paid to Investment Manager (or any predecessor investment manager for the Account) with respect to the immediately preceding four calendar quarters plus (ii) at the option of the Investment Manager, either (x) an amount equal to the Incentive Fee that would be paid if all Investments in Held to Maturity assets in the Account as of as of the Termination Date were sold at their respective Valuations on such date or (y) upon the receipt of proceeds by Client following the Termination Date with respect to each such Investment, an amount equal to the Incentive Fee (if any) that the Investment Manager would otherwise have been entitled to receive had such Termination not occurred, except for the purposes of this clause (y) such Incentive Fee shall be determined without regard to the deemed liquidation value of the remaining portfolio (collectively, the “Termination Fee”). The Termination Fee shall be due and payable by the Client to the Investment Manager within fifteen (15) days of the Client’s receipt of an invoice therefor; provided, that to the extent the Investment Manager elects to receive the post-termination Incentive Fee pursuant to clause (ii)(y) of the foregoing sentence, the Client agrees to notify the Investment Manager of the receipt of proceeds from any such Held to Maturity asset within two (2) Business Days thereof (which notice shall include evidence reasonably satisfactory to the Investment Manager describing the amount of such proceeds) and the Investment Manager shall promptly thereafter deliver to the Client an invoice detailing the amount of the fee owed.

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SCHEDULE I

Conflicts of Interest

The following discussion enumerates certain potential conflicts of interest that should be carefully evaluated before making an investment in the Account, but is not intended to be an exclusive list of all such conflicts. Any references to the Firm, GSO, Blackstone and the Investment Manager in this section will be deemed to include their respective Affiliates, partners, members, shareholders, officers, directors and employees, except that portfolio companies of managed clients shall only be included to the extent the context shall require and references to GSO Affiliates shall only be to Affiliates operating as a part of Blackstone's credit focused business group.

(1)	Certain inherent conflicts of interest arise from the fact that the Investment Manager (together with its Affiliates, “GSO”), The Blackstone Group L.P. (together with its Affiliates, “Blackstone”) and their respective Affiliates (collectively, the “Firm”) provide investment management, advisory and sub-advisory services both to the Client and other clients, including other investment funds, client accounts (including managed accounts) and proprietary accounts in which the Client will not have an interest (such other clients, funds and accounts, collectively the “Other Accounts”). The respective investment programs of the Client and the Other Accounts may or may not be substantially similar. The Firm may give advice and recommend securities to Other Accounts which may differ from advice given to, or securities recommended or bought for, the Account, even though their investment objectives may be the same or similar to those of the Account. In addition, as a consequence of the Firm’s status as a public company, the officers, directors, managers, partners and employees of the Investment Manager may take into account certain additional considerations and factors in connection with its investment advisory activities with respect to the Account that would not necessarily be taken into account if the Firm were not a public company. The Investment Manager will have the power to resolve, or consent to the resolution of, conflicts of interest in respect of, and such resolution will be binding on, the Account. In the event that a conflict of interest arises, the Investment Manager will attempt to resolve such conflicts in a fair and equitable manner. Conflicts will not necessarily be resolved in favor of the interest of the Client. All of these situations may create conflicts of interest in respect of the advice that the Investment Manager may provide to the Account or that the Investment Manager or its Affiliates may provide to other entities under their management, for example with regards to decisions to acquire or dispose of investments, the enforcement of covenants, the terms of any restructuring and the resolution of any workouts or bankruptcies. The Investment Manager and its Affiliates may, in their discretion, make investment recommendations and decisions in respect of such entities that may be the same as or different from those made by the Investment Manager with respect to the Account’s investments;

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(2)	While the Investment Manager will seek to manage potential conflicts of interest in a fair and equitable manner, the portfolio strategies employed by GSO and Blackstone in managing Other Accounts could conflict with the transactions and strategies employed by the Investment Manager in managing the Client and may affect the prices and availability of the securities and instruments in which the Client invests. Conversely, participation in specific investment opportunities may be appropriate, at times, for both the Client and Other Accounts; In any event, it is the policy of GSO to allocate investment opportunities and sale opportunities on a basis deemed by GSO, in its sole discretion, to be fair and equitable over time;

(3)	It is the policy of the Investment Manager to share appropriate investment opportunities (and sale opportunities) with the Other Accounts and the Client in accordance with its allocation policies. Certain Other Accounts will receive priority or allocation rights with respect to certain investments, subject to various conditions set forth in such Other Accounts’ respective governing agreements. In allocating investment opportunities, the Investment Manager determines which clients’, including the Client’s and the Other Accounts’, investment mandates are consistent with the investment opportunity. As a general matter, investment opportunities will be allocated pro rata among the Client and the Other Accounts that do not have any priority to investment opportunities based on respective targeted acquisition sizes (which may be based upon available or committed capital or, in some cases, a specified maximum target size of such client) or targeted sale size (which is generally based upon the position size held by selling clients), in a manner that takes into account the applicable factors listed below. While no client will be favored over any other client, in allocating investment opportunities certain clients may have priority over other clients consistent with disclosures made to the applicable investors. Notwithstanding the foregoing, investment opportunities may be allocated in a manner that differs from such methodologies but is otherwise fair and equitable to the Client and the Other Accounts taken as a whole (including, in certain circumstances, a complete opt-out for the Client or an Other Account from an allocation), and the Investment Manager may also consider the following factors in making any allocation determinations, and such factors may result in a different allocation of investment and/or sale opportunities: (a) the risk-return and target-return profile of the proposed investment relative to the Client’s and the Other Accounts’ current risk profile; (b) the Client’s or the Other Accounts’ investment guidelines, restrictions, terms and objectives, including whether such objectives are considered solely in light of the specific investment under consideration or in the context of the respective portfolios’ overall holdings; (c) the need to re-size risk in the Client’s or the Other Accounts’ portfolios (including the potential for the proposed investment to create an industry, sector or issuer imbalance in the Client’s and the Other Accounts’ portfolios) and taking into account any existing non-pro rata investment positions in such portfolios of the Client and Other Accounts; (d) the Client’s and the Other Accounts’ liquidity considerations, including during a ramp-up or wind-down of the Account or Other Accounts, proximity to the end of the Account’s or the Other Accounts’ specified terms or investment period, any redemption/withdrawal requests, anticipated future contributions and available cash; (e) tax consequences; (f) regulatory or contractual restrictions or consequences; (g) avoiding de minimis or odd lot allocations; (h) availability and degree of leverage and any requirements or other terms of any existing leverage facilities; (i) the Client’s or the Other Accounts’ investment focus on a classification attributable to an investment or issuer of an investment, including, without limitation, investment strategy, geography, industry or business sector; (j) the nature and extent of involvement in the transaction on the part of the respective teams of investment professionals dedicated to the Client or an Other Account; (k) managing any actual or potential conflict of interest; (l) with respect to investments that are made available to the Investment Manager by counterparties pursuant to negotiated trading platforms (e.g., ISDA contracts) which may not be available for the Client or the Other Accounts, the absence of such relationships; and (m) any other considerations deemed relevant by the Investment Manager and its Affiliates in good faith. Orders may be combined for all such accounts, and if any order is not filled at the same price, it may be allocated on an average price basis. Similarly, if an order on behalf of more than one account cannot be fully executed under prevailing market conditions, investments may be allocated among the different accounts on a basis that GSO considers equitable;

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(4)	GSO shall not have any obligation to present any investment opportunity to a Client if GSO determines in good faith that such opportunity should not be presented to such Client for any one or a combination of the reasons specified above, or if GSO is otherwise restricted from presenting such investment opportunity to the Client. Moreover, with respect to GSO’s ability to allocate investment opportunities, including where such opportunities are within the common objectives and guidelines of the Client and one or more other Clients (which allocations are to be made on a basis that GSO believes in good faith to be fair and reasonable), GSO and Blackstone have established general guidelines for determining how such allocations are to be made, which, among other things, set forth priorities and presumptions regarding what constitutes “debt” investments, ranges of rates of returns for defining “core” or “core+” investments, presumptions regarding allocation for certain types of investments (e.g., distressed investments) and other matters. The application of those guidelines may result in a Client not participating (and/or not participating to the same extent) in certain investment opportunities in which it would have otherwise participated had the related allocations been determined without regard to such guidelines and/or based only on the circumstances of those particular investments;

(5)	Blackstone owns 40% of the equity interests in Pátria Investmentimentos Ltd. (“Pátria”), a leading Brazilian alternative asset manager and advisory firm. Pátria’s alternative asset management businesses include the management of private equity funds, real estate funds, infrastructure funds and hedge funds (e.g., a multi-strategy fund and a long/short equity fund). Each of Blackstone’s and Pátria’s respective investment funds continues to pursue investment opportunities in accordance with their existing mandates. There may be instances where appropriate investment opportunities will be shared with (or allocated to) Pátria. Therefore, there may be opportunities available to Pátria that are not shared with the Fund, and there may be opportunities available to the Fund that are shared with one or more Pátria funds. GSO generally expects, with respect to certain types of investments in Brazil otherwise suitable for the Fund, to permit such investments to be shared with and/or pursued by Pátria, which may be on a priority basis and may result in the Fund not participating in any such investments or participating therein to a lesser extent. In addition, the Fund may invest in companies or other entities in which Pátria sponsored investment funds have or are concurrently making a different investment (e.g., an equity investment vs. a debt investment) at the time of the Fund’s investment, and investment funds that have been or may be formed by Pátria may invest in different securities of companies or other entities in which the Fund has made an investment. In such situations, the Fund and such other Pátria sponsored investment funds (and therefore Blackstone through its indirect minority interest in Pátria) may have conflicting interests (e.g., over the terms of their respective investments);

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(6)	The Investment Manager will generally execute the Client’s and Other Accounts’ transactions on an aggregated basis when the Investment Manager believes that to do so will allow the Investment Manager to obtain best execution and to negotiate more favorable commission rates or other transaction costs that might have otherwise been paid had such orders been placed independently. When aggregating orders, the Client and Other Accounts will be treated in a fair and equitable manner. As used herein, “aggregated order” shall mean when the Investment Manager places an order on behalf of the Client and Other Accounts and does not specify to the counterparty prior to execution the allocation between such entities. Generally, any partial fills will be allocated pro rata between the Client and Other Accounts in accordance with the specified allocation. The Client and Other Accounts that participate in the allocation of an aggregated order will participate at the average price for all of the participating transactions in that instrument or security on a given business day, with aggregated transaction costs shared pro rata based on the Client’s and such Other Accounts’ participation in the transaction;

(7)	From time to time, the Client and the Other Accounts are expected to make investments at different levels of an issuer’s capital structure or otherwise in different classes of investments in an issuer, subject to the limitations of the Investment Company Act, and at other times the Client and Other Accounts are expected to make investments in the same level of an issuer’s capital structure or otherwise in the same class of investment in an issuer. Such investments may inherently give rise to conflicts of interest or perceived conflicts of interest between or among the various classes of investments that may be held by such entities. To the extent the Client holds investments that are different (including with respect to their relative seniority) than those held by an Other Account, GSO may be presented with decisions when the interests of the Client and such Other Account are in conflict. For example, conflicts could arise where the Account lends funds to an issuer while an Other Account invests in equity securities of such issuer. In this circumstance, for example, if such issuer goes into bankruptcy, becomes insolvent or is otherwise unable to meet its payment obligations or comply with its debt covenants, conflicts of interest could arise between the holders of different types of securities as to what actions the issuer should take. In addition, purchases or sales of securities or instruments for the Account (particularly marketable securities) will be bunched or aggregated with orders for Other Accounts, including funds. It is frequently not possible to receive the same price or execution on the entire volume of securities or instruments sold, and the various prices may be averaged, which may be disadvantageous to the Account. Further conflicts could arise after the Account and other Affiliates have made their respective initial investments. For example, if additional financing is necessary as a result of financial or other difficulties, it may not be in the best interests of the Account to provide such additional financing. If the other Affiliates were to lose their respective investments as a result of such difficulties, the ability of the Investment Manager to recommend actions in the best interests of the Account might be impaired. The Investment Manager may in its discretion take steps to reduce the potential for adversity between the Account and the Other Accounts, including causing and/or recommending the Account and/or such Other Accounts to take (or refrain from taking) certain actions that, in the absence of such conflict, it would not take (or refrain from taking). In addition, there may be circumstances where GSO agrees to implement certain procedures to ameliorate conflicts of interest, including (x) situations that may involve a forbearance of rights relating to the Account or Other Accounts, such as where GSO may cause Other Accounts to decline to exercise certain control- and/or foreclosure-related rights with respect to an issuer or (y) situations where either the Client or Other Accounts (i) decline to participate in an investment or (ii) participate to a lesser extent in an investment than the Client or such Other Accounts otherwise would participate. For example, the Client or Other Accounts may limit investment in products where GSO acts as collateral manager. In such circumstances, GSO’s duties to the Client and such Other Account may conflict. GSO may in its discretion take steps to reduce the potential for adversity between the Client and the Other Accounts, including causing the Client and/or such Other Accounts to take certain actions that, in the absence of such conflict, it would not take. In addition, conflicts may arise in determining the amount of an investment, if any, to be allocated among potential investors and the respective terms thereof. There can be no assurance that any conflict will be resolved in favor of the Account and/or the Client. The Client acknowledges and agrees that in some cases, a decision by GSO to take any such step could have the effect of benefiting an Other Account (and, incidentally, may also have the effect of benefiting GSO) and therefore may not have been in the best interests of, and may be adverse to, the Client. There can be no assurance that the return on the Account’s investment will be equivalent to or better than the returns obtained by an Other Accounts participating in the transaction. The Client will not receive any benefit from fees paid to GSO from an entity in which Other Accounts also have an interest;

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Certain policies and procedures implemented by the Firm to mitigate potential conflicts of interest and address certain regulatory requirements and contractual restrictions will from time to time reduce the synergies across the Firm’s various businesses that the Investment Manager expects to draw on for purposes of pursuing attractive investment opportunities. Because the Firm has many different businesses, which GSO investment teams and portfolio companies may engage to advise on and to execute debt and equity financings (including the Blackstone Capital Markets Group) it is subject to a number of actual and potential conflicts of interest, greater regulatory oversight and more legal and contractual restrictions than that to which it would be subject if it had just one line of business. In addressing these conflicts and regulatory, legal and contractual requirements across its various businesses, the Firm has implemented certain policies and procedures (e.g., information walls) both across and within business units that reduce the positive synergies that the Investment Manager expects to utilize for purpose of finding attractive investments. For example, the Firm will from time to time come into possession of material non-public information with respect to companies, including companies in which the Investment Manager may be considering making an investment or companies that are the Advisory Clients, companies in which the Client or Other Accounts hold an investment, entities that are managed directly and/or indirectly by the Investment Manager or any of its affiliates. Should this occur, the Investment Manager would be restricted from buying or selling investments, derivatives or loans of the issuer on behalf of the Client until such time as the information became public or was no longer deemed material to preclude the Client from participating in an investment. This could reduce the investment opportunities available to the Client or Other Accounts, prevent the Client or Other Accounts from acquiring and exiting an investment or otherwise limit their investment flexibility. Disclosure of such information to the Investment Manager’s personnel responsible for the affairs of the Client will be on a need-to-know basis only, and the Client may not be free to act upon any such information. As a consequence, that information, which could be of benefit to the Client, is likely to be restricted to those other businesses and otherwise be unavailable to the Client, and will also restrict the Client’s activities. In addition, the Investment Manager, in an effort to avoid buying or selling restrictions on behalf of the Client or Other Accounts or their Affiliates, may choose to forego an opportunity to receive (or elect not to receive) information that other market participants or counterparties, including those with the same positions in the issuer as the Client, are eligible to receive or have received, even if possession of such information would be advantageous to the Client. It is also possible that the Client of Other Accounts could be restricted from trading despite the fact that the Client or Other Accounts did not receive such information.

Furthermore, the Firm may restrict or otherwise limit the Investment Manager and/or the entities in which the Account invests from entering into agreements with, or related to, companies that either are Advisory Clients or in which any Other Account has invested or has considered making an investment. The Firm will from time to time restrict or otherwise limit the ability of the Investment Manager to make investments in or otherwise engage in businesses or activities competitive with portfolio companies of other Advisory Clients, either as a result of contractual restrictions or otherwise. Finally, the Firm has in the past and is likely in the future to enter into one or more strategic relationships in certain regions or with respect to certain types of investments that, although such relationships may be intended to provide greater opportunities for the Investment Manager, may require the Investment Manager to share such opportunities or otherwise limit the amount of an opportunity the Investment Manager can otherwise take;

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Finally, the Firm has and will enter into one or more strategic relationships in certain regions or with respect to certain types of investments that, although possibly intended to provide greater opportunities for the Client or Other Accounts, may require the Client or Other Accounts to share such opportunities or otherwise limit the amount of an opportunity the Client or Other Accounts can otherwise take. Furthermore, while trading securities of the portfolio company and/or entity to which the information specifically relates may be legally restricted, due to, among other reasons, the Firm’s contractual restrictions under a confidentiality agreement, the Firm shall otherwise be under no duty to refrain from trading for the benefit of the Firm and/or an Other Account in the securities of unaffiliated issuers while using or otherwise being in possession of such information. For example, the Firm’s ability to trade in securities of an issuer relating to a specific industry may, subject to applicable law, be enhanced by information of a portfolio company and/or entity in the same or related industry. Such trading may provide a material benefit to the Firm without compensating or otherwise benefiting the Client;

(8)	As part of its regular business, the Firm provides a broad range of investment banking, advisory, placement agent and other services. In addition, from time to time, the Firm will provide services beyond those currently provided. The Client will not receive any benefit from any fees relating to such services. In the regular course of its capital markets, investment banking, underwriting, capital markets syndication, real estate, advisory (including underwriting), financial advisory, restructuring and advisory, consulting, asset/property management, mortgage servicing, insurance (including title insurance), monitoring, commitment, syndication, origination, servicing, management consulting and other similar operational and finance matters, healthcare consulting/brokerage, group purchasing, organizational, operational, loan servicing, financing, divestment and other businesses, the Firm represents potential purchasers, sellers and other involved parties, including corporations, financial buyers, management, shareholders and institutions, with respect to transactions that could give rise to investments that are suitable for the Client. In such a case, the Firm’s client, would typically require the Firm to act exclusively on its behalf, thereby precluding the Client from participating in related transactions that would otherwise be suitable. The Firm will be under no obligation to decline any such engagements in order to make an investment opportunity available to the Client. In connection with its capital markets, investment banking, real estate, advisory and other businesses, the Firm comes into possession of information that limits its ability to engage in potential transactions. The Client’s activities are expected to be constrained as a result of the inability of the Investment Manager’s personnel to use such information. For example, employees of the Firm from time to time are prohibited by law or contract from sharing information with members of the Client’s investment team. Additionally, there may be circumstances in which one or more of certain individuals associated with the Firm will be precluded from providing services related to the Client’s activities because of certain confidential information available to those individuals or to other parts of the Firm (e.g., trading may be restricted). Where the Firm is engaged to find buyers or financing sources for potential sellers of assets, the seller may permit the Client to act as a participant in such transactions (as a buyer or financing participant), which would raise certain conflicts of interest inherent in such a situation (including as to the negotiation of the purchase price);

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(9)	The Firm has long-term relationships with a significant number of corporations and their senior management. In determining whether to invest in a particular transaction on behalf of the Client, the Investment Manager will consider those relationships and may decline to participate in a transaction as a result of one or more of such relationships. The Firm is under no obligation to decline any engagements or investments in order to make further investment opportunities available to the Client. The Firm may determine to not consider the recommendation of the investment to the Client as a result of such relationships, as may be permitted by law. The Account may be forced to sell or hold existing investments as a result of investment banking relationships or other relationships that the Firm may have or transactions or investments the Firm may make or have made. The Client may also co-invest with clients of the Firm in particular investment opportunities, and the relationship with such clients could influence the decisions made by the Investment Manager with respect to such investments as may be permitted by law and in accordance with the Investment Manager’s applicable procedures. Therefore, there can be no assurance that all potentially suitable investment opportunities that come to the attention of the Firm in or relating to the Investment will be made available to the Client;

(10)	The Account will invest in securities of the same issuers as Other Accounts, other investment vehicles, accounts and clients of the Firm. To the extent that the Client holds interests that are different (or more senior or junior) than those held by such Other Accounts, the Investment Manager may be presented with decisions involving circumstances where the interests of such Other Accounts are in conflict with those of the Client. Furthermore, it is possible the Client’s interest may be subordinated or otherwise adversely affected by virtue of such Other Accounts’ involvement and actions relating to their investments;

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(11)	The Firm will from time to time participate in underwriting or lending syndicates with respect to current or potential issuers, or may otherwise be involved in the public offering and/or private placement of debt or equity securities issued by, or loan proceeds borrowed by, such issuers, or otherwise in arranging financing (including loans) for such issuers or advise on such transactions. Such underwritings or engagements may be on a firm commitment basis or may be on an uncommitted “best efforts” basis. There may also be circumstances in which the Account commits to purchase any portion of such issuance from the issuer that a Blackstone broker-dealer intends to syndicate to third parties and, in connection therewith and as a result thereof, Blackstone may receive commissions or other compensation. In certain cases, a Blackstone broker-dealer will from time to time act as the managing underwriter or a member of the underwriting syndicate and purchase securities or instruments from the Account or such issuers or advise on such transactions. The Firm may also from time to time, on behalf of the Account or other parties to a transaction involving the Account, effect transactions, including transactions in the secondary markets where it will from time to time nonetheless have a potential conflict of interest regarding the Account and the other parties to those transactions to the extent it receives commissions or other compensation from the Account and/or such other parties. Subject to applicable law, the Firm will from time to time receive underwriting fees, discounts, placement commissions, lending arrangement and syndication fees (or, in each case, rebates of any such fees, whether in the form of purchase price discounts or otherwise, even in cases where the Firm or an Other Account is purchasing debt) or other compensation with respect to the foregoing activities, none of which are required to be shared with the Account. Therefore, the Firm will from time to time have a potential conflict of interest regarding the Account and the other parties to those transactions to the extent it receives commissions, discounts or such other compensation from such other parties. The Investment Manager will approve any transactions in which a Blackstone broker-dealer acts as an underwriter, as broker for the Account, or as dealer, broker or advisor, on the other side of a transaction with the Account only where the Investment Manager believes in good faith that such transactions are appropriate for the Account;

(12)	The Investment Manager and its members, partners, officers and employees will devote as much of their time to the activities of the Client as it deems necessary and appropriate. By the terms of this Agreement, the Investment Manager, the Firm and their respective Affiliates are not restricted from forming additional investment funds, from entering into other investment advisory relationships or from engaging in other business activities, even though such activities may be in competition with the Client and/or will involve substantial time and resources of the Investment Manager. These activities could be viewed as creating a conflict of interest in that the time and effort of the members of the Investment Manager and its officers and employees will not be devoted exclusively to the business of the Client but will be allocated between the business of the Client and the management of the monies of other advisees of the Investment Manager;

(13)	The Firm receives various kinds of portfolio company/entity data and information (including from portfolio companies and/or entities of the Account), including without limitation data and information relating to business operations, trends, budgets, customers and other metrics (this includes data that is sometimes referred to as “big data”). As a result, the Firm may be better able to anticipate macroeconomic and other trends, and otherwise develop investment themes, as a result of information learned from a portfolio company and/or entity. In furtherance of the foregoing, the Firm has entered and may further enter into information sharing and use arrangements with portfolio companies and/or entities.

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The Firm believes that access to this information furthers the interests of the Client by providing opportunities for operational improvements across portfolio companies and/or entities and in connection with the Investment Manager’s investment management activities. The Firm, however, has and expects to utilize such information outside of the Fund’s activities in a manner that may provide a material benefit to the Firm without compensating or otherwise benefiting the Client. The sharing and use of such information presents potential conflicts of interest, and any corresponding/resulting benefits received by the Firm, GSO and their Affiliates will not be shared with the Client. As a result, the Firm, GSO and their Affiliates may have an incentive to pursue investments in companies and/or entities based on their data and information and/or to utilize such information in a manner that benefits the Firm, GSO and their Affiliates;

(14)	The Account will invest in entities in which the Investment Manager or one or more of its Affiliates or other entities under its or their management have also invested, or entities which the Investment Manager or one or more of its Affiliates have assisted in structuring but in respect of which it or they have chosen not to invest, or in entities in respect of which the Investment Manager or one or more of its Affiliates or other entities under their management may have invested in the past but no longer hold a position. In cases where the Account invests in an entity in which the Investment Manager, one or more of its Affiliates or another entity under its or their management also has an investment, the investment held by the Investment Manager, its Affiliate or such other entity may rank senior to the investment owned by the Account in the relevant entity or may, due to its size or nature, provide the holder of that other investment with greater or superior rights in relation to the relevant entity than the Account possesses which raises potential conflicts. For example, the Investment Manager or such other entity may have voting rights with respect to such entity or securities which are greater than the voting rights of the Account. In addition, the Investment Manager or another entity under its management could be incentivized to vote on matters which the Investment Manager (such as extending the term of an entity or such security so that Investment Manager continues to receive fees with respect to such entity or security), which would raise a separate conflict relating to investments made by the Account in such investments;

(15)	The Account may invest in other entities and/or managed accounts that are managed directly or indirectly by the Investment Manager or any of its Affiliates, and in certain circumstances such entities and/or managed accounts may invest in additional entities and/or managed accounts that are managed directly or indirectly by the Investment Manager or any its Affiliates. Such entities or managed accounts generally (i) pay (or requires investors to pay) the Investment Manager or any of its Affiliates certain fees and, if such investment is made in a primary issuance of an investment, the fees earned by the Investment Manager in respect of certain of these entities may be greater than the Management Fees payable by the Account; and (ii) bear certain costs and expenses. Such fees, costs and expenses are in addition to the fees and Expenses paid by the Client described in “Exhibit B – Fees and Expenses.” Such additional fees, costs and expenses will materially reduce the actual returns. The Management Fees and Expenses of the Account and the fees, costs and expenses of the entities and/or managed accounts that are managed directly or indirectly by the Investment Manager or any of its Affiliates in which the Account invests will generally be paid regardless of whether the Account or such entities produce positive investment returns. Nevertheless, the fees of any entity and/or managed account in which the Account invests (directly or indirectly) shall be reasonable and customary (it being understood that to the extent more than 50% of investments in any such entity and/or managed account come from third party investors unaffiliated with Blackstone, such fees will be deemed reasonable and customary);

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(16)	The entities in which the Account invests may be counterparties to or participants in agreements, transactions or other arrangements with portfolio companies of Other Accounts that, although the Firm determines to be consistent with the requirements of such funds’ governing agreements, would not have otherwise been entered into but for the affiliation with the Investment Manager and/or Blackstone, and that involve fees and/or servicing payments to the Investment Manager and/or Blackstone-affiliated entities. For example, the entities in which the Account invests may enter into agreements regarding group procurement (such as the group purchasing organization), benefits management, purchase of title and/or other insurance policies (which will from time to time be pooled across portfolio companies and discounted due to scale) and other operational, administrative or management related matters from a third party or a Firm Affiliate, and other similar operational initiatives that result in commissions or similar payments, including related to a portion of the savings achieved by such entities. From time to time employees of the Firm may serve as directors or advisory board members of certain portfolio companies or other entities. In connection with such relationships, the Investment Manager will make determinations of competitive market rates based on its consideration of a number of factors, which are generally expected to include benchmarking data and other methodologies determined by the Investment Manager to be appropriate under the circumstances. While GSO generally intends to obtain benchmarking data regarding the rates charged or quoted by third parties for similar services, relevant comparisons may not be available for a number of reasons, including, without limitation, as a result of a lack of a substantial market of providers or users of such services or the confidential and/or bespoke nature of such services. Therefore, such market comparisons may not result in precise market terms for comparable services. For example, certain of the entities in which the Account invests may enter into an employer health program arrangement or similar arrangements with Equity Healthcare LLC (“Equity Healthcare”), a Blackstone Affiliate which negotiates with providers of standard administrative services for health benefit plans and other related services for cost discounts, quality of service monitoring, data services and clinical consulting. Because of the combined purchasing power of its client participants, Equity Healthcare is able to negotiate pricing terms from providers that are believed to be more favorable than the companies could obtain for themselves on an individual basis. The payments made to Blackstone in connection with Equity Healthcare, group purchasing, insurance and benefits management will not offset the Management Fees payable by the Client. From time to time employees of the Firm may serve as directors or advisory board members of certain entities in which the Account invests. In connection with such services, the Investment Manager may receive directors’ fees or other similar compensation. Such amounts may, but are not expected to be, material. Additionally, the Firm will from time to time hold equity or other investments in companies or businesses (even if they are not “Affiliates” of the Firm) that provide services to or otherwise contract with portfolio companies. The Firm has in the past entered (and can be expected in the future to enter) into relationships with companies in the information technology and related industries whereby the Firm acquires an equity or similar interest in such company. In connection with such relationships, the Firm may also make referrals and/or introductions to portfolio companies (which may result in financial incentives (including additional equity ownership) and/or milestones benefitting the Firm that are tied or related to participation by portfolio companies). The Client will not share in any fees or economics accruing to the Firm as a result of these relationships and/or participation by portfolio companies. In addition, it is possible that certain portfolio companies in which Other Accounts have an interest may compete with the Client for one or more investment opportunities;

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(17)	It is possible that certain entities in which Other Accounts invest or have an interest will compete with the Account for one or more investment opportunities and/or engage in activities that may have adverse consequences on the Account and/or the issuers in which the Account invests. For example, the laws and regulations of certain jurisdictions (e.g., bankruptcy, environmental, consumer protection and/or labor laws) may not recognize the segregation of assets and liabilities as between separate entities and may permit recourse against the assets of not just the entity that has incurred the liabilities, but also the other entities that are under common control with, or part of the same economic group as, such entity. In such circumstances, the assets of the Account and/or the issuers in which the Account invests may be used to satisfy the obligations or liabilities of one or more Other Accounts, their portfolio companies and/or Affiliates;

(18)	Firm employees, including employees of the Investment Manager, are generally permitted to invest in real estate funds, private equity funds, hedge funds or other investment vehicles, including potential competitors of the Client. The Client will not receive any benefit from any such investments;

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(19)	On October 1, 2015, Blackstone spun off its financial and strategic advisory services, restructuring and reorganization advisory services, and its Park Hill fund placement businesses and combined these businesses with PJT Partners, an independent financial advisory firm founded by Paul J. Taubman. While the new combined business will operate independently from Blackstone and will not be an Affiliate thereof, nevertheless conflicts may arise in connection with transactions between or involving the Account and the entities in which the Account invests on the one hand and the spun-off firm on the other. Specifically, given the spun-off firm will not be an Affiliate of Blackstone, there may be fewer or no restrictions or limitations placed on transactions or relationships engaged in by the new advisory business as compared to the limitations or restrictions that might apply to transactions engaged in by an Affiliate of Blackstone. It is expected that there will be substantial overlapping ownership between Blackstone and the spun-off firm for a considerable period of time going forward. Therefore, conflicts of interest in doing transactions involving the spun-off firm will still arise. The pre-existing relationship between Blackstone and its former personnel involved in such financial and strategic advisory services, the overlapping ownership, co-investment and other continuing arrangements, may influence the Investment Manager in deciding to select or recommend such new company to perform such services for the Account (or an entity in which the Account invests) (the cost of which will generally be borne directly or indirectly by the Account or such entity, as applicable). Nonetheless, the Investment Manager and its Affiliates will be free to cause the Account and the entities in which the Account invests to transact with the spun-off firm generally without restriction under the applicable governing documents notwithstanding such overlapping interests in, and relationships with, the spun-off firm;

(20)	The Client or Other Accounts’ portfolio companies may be counterparties to or participants in agreements, transactions or other arrangements with portfolio companies of the Other Accounts that, although the Investment Manager determines to be consistent with the requirements of such the Client or Other Accounts’ offering and/or governing documents, would not have otherwise been entered into but for the affiliation with GSO and/or the Firm, and that involve fees, commissions, discounts and/or servicing payments to GSO, even though some of the services that may be provided are similar in nature to the services provided by the Investment Manager. Such affiliated service providers are generally expected to receive market rate fees, and under certain circumstances, may also receive performance based compensation (as determined by the Investment Manager, as applicable) with respect to certain investments. The costs of such services will be borne by the Client or Other Accounts.

In connection with such relationships, GSO will make determinations of market rates based on its consideration of a number of factors, which are generally expected to include GSO’s experience with non-affiliated service providers as well as benchmarking data and other methodologies determined by GSO to be appropriate under the circumstances. While the Investment Manager generally intends to obtain benchmarking data regarding the rates charged or quoted by third parties for similar services, relevant comparisons may not be available for a number of reasons, including, without limitation, as a result of a lack of a substantial market of providers or users of such services or the confidential and/or bespoke nature of such services. Therefore, such market comparisons may not result in precise market terms for comparable services. Expenses to obtain benchmarking data will be borne by the relevant portfolio company (and indirectly by the Client or relevant Other Accounts) or directly by the Client or relevant Other Accounts. In addition, from time to time employees of the Firm serve as directors or advisory board members of certain issuers of the Client or Other Accounts’ investments or other entities. In connection with such services, the Manager receives directors’ fees or other similar compensation (unless the Client or Other Accounts’ offering and/or governing documents otherwise provide). Such amounts may, but are not expected to be, material.

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With respect to transactions or agreements with portfolio companies (including, for the avoidance of doubt, long-term incentive plans), at times if unrelated officers of a portfolio company have not yet been appointed, the Investment Manager may negotiate and execute agreements between the Investment Manager and/or the Client or Other Accounts on the one hand, and the portfolio company or their Affiliates, on the other hand, which could entail a conflict of interest in relation to efforts to enter into terms that are arm’s length. It is also possible that the Other Accounts or their portfolio companies will be counterparties (such counterparties typically dealt with on an arm’s length basis) or participants in agreements, transactions or other arrangements with an investor or an affiliate of an investor.

In addition, it is possible that certain portfolio companies of the Other Accounts or companies in which such Other Accounts have an interest will compete with the Client or Other Accounts for one or more investment opportunities and/or engage in activities that may have adverse consequences on the Client or Other Accounts and/or their portfolio companies. As an example of the latter, the laws and regulations of certain jurisdictions (e.g., bankruptcy, environmental, consumer protection and/or labor laws) may not recognize the segregation of assets and liabilities as between separate entities and may permit recourse against the assets of not just the entity that has incurred the liabilities, but also the other entities that are under common control with, or part of the same economic group as, such entity. In such circumstances, the assets of the Client or Other Accounts and/or their portfolio companies may be used to satisfy the obligations or liabilities of one or more Other Accounts, their portfolio companies and/or Affiliates.

In addition, a portfolio company of the Client or one of the Other Accounts may enter into agreements, transactions or other arrangements with another portfolio company of such Client or Other Accounts or one or more portfolio companies of a fund or Other Account (including the sale of assets between such portfolio companies). This may give rise to actual or potential conflicts of interest for the Client or Other Accounts and/or their respective Affiliates. Such agreements, transactions or other arrangements may be entered into without the consent or direct involvement of the Client or Other Accounts and/or such other fund or Other Account or the consent of the limited partner advisory committee and/or the limited partners of the Client or Other Accounts or such other fund or Other Accounts (and may arise in particular in circumstances where the Client or Other Accounts and/or such other fund or Other Accounts has made a non-controlling investment in the underlying portfolio company). This is because, among other things, portfolio companies of the Client or Other Accounts and portfolio companies of other fund or Other Accounts are not considered Affiliates of the Client or Other Accounts under the offering and/or governing documents. In any such case, the Client or Other Accounts may not be involved in the negotiation process and the terms of any such agreement, transaction or other arrangement may not be as favorable to the Client or Other Accounts as otherwise may be the case if the Client or Other Accounts were involved.

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The Investment Manager may also receive fees associated with capital invested by co-investors relating to investments in which Other Accounts participate;

(21)	Certain portfolio companies may have established or invested in, or may in the future establish or invest in, vehicles that are managed exclusively by the portfolio companies (and not the Client or Other Accounts or the Firm or any of its Affiliates) and that invest in asset classes or industry sectors (such as cyber security) that fall within one or more of the Client or Other Accounts’ investment strategies. Such vehicles, which would not be considered an Affiliate of the Firm and would not be subject to the Firm’s policies and procedures, may compete with the Client or Other Accounts for investment opportunities. In addition, the Client or Other Accounts will often hold non-controlling interests in certain portfolio companies and, as a result, such portfolio companies could engage in activities outside of the Client or Other Accounts’ control that may have adverse consequences on the Client or Other Accounts and/or their other portfolio companies;

(22)	Situations may arise where certain assets held by one or more funds and investment accounts managed by the Investment Manager may be transferred to Other Accounts or other funds managed by the Firm. Such transactions will be conducted in accordance with, and subject to the Investment Manager’s fiduciary obligations to the Client. The investments sold to or by one or more such funds and investment accounts will be sold at such investment’s fair market value as verified by an independent third party. To the extent such funds and investment accounts hold loans or securities that are different (including with respect to their relative seniority) than those held by an Other Account, GSO and its Affiliates may be presented with decisions when the interests of the two investment funds are in conflict. If the Account makes or has an investment in, or, through the purchase of debt obligations becomes a lender to, a company in which an Other Account has a debt or an equity investment, the Investment Manager may be conflicted between its duties to the Client and to other Affiliates. In addition, conflicts may arise in determining the amount of an investment, if any, to be allocated among potential investment funds and the respective terms thereof. There can be no assurance that the return on the Account’s investment will be equivalent to or better than the returns obtained by the other Affiliates participating in the transaction;

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(23)	Certain Other Accounts may invest in securities of publicly traded companies that are actual or potential issuers of assets acquired by the Account. The trading activities of those vehicles may differ from or be inconsistent with activities that are undertaken relating to the Account in such securities or related securities. In addition, the Account may not pursue a particular investment as a result of such trading activities by Other Accounts;

(24)	The Firm’s activities (including, without limitation, the holding of securities positions or having one of its employees on the board of directors of an issuer) could result in securities law restrictions on transactions in securities held by the Account, affect the prices of such securities or the ability of such entities to purchase, retain or dispose of such investments, or otherwise create conflicts of interest, any of which could have an adverse impact on the performance of the Account’s investments and thus the return to the Client.

In addition, certain Other Accounts may be subject to the Investment Company Act or other regulations that, due to the role of GSO, could restrict the ability of the Client to buy investments from, to sell investments to or to invest in the same securities as, such Other Accounts. Such regulations may have the effect of limiting the investment opportunities available to the Client;

(25)	The officers, directors, members, managers, partners and employees of the Investment Manager may trade in securities for their own accounts, subject to restrictions and reporting requirements as may be required by law or otherwise determined from time to time by the Investment Manager, as applicable;

(26)	From time to time the Investment Manager or any of its Affiliates may be entitled to receive cash and non-cash breakup, directors’, commitment, placement, transaction, monitoring, organizational, setup, advisory, investment banking, underwriting, syndication and other similar fees in connection with the purchase, monitoring or disposition of investments or from unconsummated transactions, including warrants, options, derivatives and other rights in respect of investments owned by the Account. It is not expected that the Account will participate in the benefit of such fees;

(27)	The Firm engages in a broad spectrum of activities. In the ordinary course of its business activities, the Firm will engage in activities where the interests of certain divisions of the Firm or the interests of its clients will conflict with the interests of the Client. Other present and future activities of the Firm and its Affiliates (including GSO) will from time to time give rise to additional conflicts of interest. In the event a conflict of interest arises, the Investment Manager will attempt to resolve such conflict in a fair and equitable manner. Investors should be aware that conflicts will not necessarily be resolved in favor of the Client’s interests. The Firm may expand the range of services that it provides over time. The Firm will generally not be restricted in the scope of its business or in the performance of any such services (whether now offered or undertaken in the future) even if such activities could give rise to conflicts of interest, and whether or not such conflicts are described herein. The Firm has, and will continue to develop, relationships with a significant number of issuers, financial sponsors and their senior managers, including relationships with clients who may hold or may have held investments similar to those intended to be made by the Account. These clients may themselves represent appropriate investment opportunities for the Account or may compete with the Account for investment opportunities. In the event that a conflict of interest arises, the Investment Manager will attempt to resolve such conflicts in a fair and equitable manner;

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(28)	GSO engages and retains strategic advisors, consultants, senior advisors, executive advisors, industry experts, operating partners and/or other professionals (which may include former Firm and/or GSO employees as well as current and former employees of the Firm and/or GSO portfolio companies) as well as consultants, and other similar professionals who are not employees or affiliates of GSO (collectively, “Consultants”) and who, from time to time, receive payments from, or allocations of, performance-based compensation (e.g., carried interest) with respect to, portfolio companies (as well as from Investment Manager or the Client or Other Accounts). In such circumstances, such payments from, or allocations of, performance-based compensation (e.g., carried interest) with respect to, portfolio companies and/or the Client or Other Accounts will be treated as the applicable Client or Other Accounts’ expenses and will not, even if they have the effect of reducing any retainers or minimum amounts otherwise payable by Investment Manager, be deemed paid to or received by Investment Manager, and such amounts will not result in the offset of any management fees otherwise due. These Consultants have the right or may be offered the ability to (i) co-invest alongside the Client or Other Accounts, including in the specific investments in which they are involved (and for which they may be entitled to receive performance-related incentive fees, which will reduce the Client or Other Accounts’ returns and will not necessarily be subordinated to the return of investors’ capital contributions), or (ii) to otherwise participate in equity plans for management of any such portfolio company, or (iii) to invest directly in Other Accounts and/or managed accounts or in a vehicle controlled by Other Accounts and/or managed accounts subject to reduced or waived management fees and/or performance-based compensation, including after the termination of their engagement by or other status with the Firm(which generally would reduce the amount invested by Other Accounts and/or managed accounts in any investment). Such co-investment and/or participation (which generally will result in the applicable Client or Other Accounts being allocated a smaller share of the applicable investment) will not be considered as part of the Firm’s side-by-side co-investment rights. Such co-investment and/or participation may vary by transaction and such participation may, depending on its structure, reduce the applicable Client or Other Accounts’ returns and will not necessarily be subordinated to the return of investors’ capital contributions. Additionally, and notwithstanding the foregoing, these Consultants, as well as Other Accounts, are expected to be (or have the preferred right to be) investors in Manager portfolio companies (which, in some cases, may involve agreements to pay performance fees to such persons in connection with a Client’s investment therein, which will reduce Account returns and will not necessarily be subordinated to the return of the Client’s or Other Accounts’ capital contributions) and/or Other Accounts. Such Consultants may also be permitted to participate in Blackstone or GSO’s side-by-side co-investment rights, which generally do not provide for a management fee and/or performance-based compensation, as applicable, payable by participants therein and generally result in the Client or Other Accounts being allocated a smaller share of an investment than would otherwise be the case in the absence of such side-by-side co-investment rights. In addition, subject to the terms of the offering and/or governing documents of an Other Account, the Investment Manager may permit certain Blackstone personnel and other professionals responsible for portfolio company operations and other similar operational initiatives with respect to one or more portfolio company to participate in these side-by-side rights on an investment by investment basis. The Investment Manager intends to limit participation by any such professionals to investments involving the portfolio company with respect to which the Investment Manager expects in good faith that such professionals will be materially involved following the consummation of such investment. The nature of the relationship with each of the Consultants, and the amount of time devoted or required to be devoted by them varies considerably. In some cases, they may provide the Investment Manager with industry-specific insights and feedback on investment themes, assist in transaction due diligence, and/or make introductions to and provide reference checks on management teams. In other cases, they take on more extensive roles (and may be exclusive service providers to GSO) and serve as executives or directors on the boards of portfolio companies or contribute to the origination of new investment opportunities. In certain instances, the Manager has formal arrangements with these Consultants (which may or may not be terminable upon notice by any party), and in other cases the relationships are more informal. They are either compensated (including pursuant to retainers and expense reimbursement, and, in any event, pursuant to negotiated arrangements that will not be confirmed as being comparable to the market rates for such services) by the Manager, the Fund or relevant Other Accounts and/or portfolio companies or otherwise uncompensated unless and until an engagement with a portfolio company develops. In certain cases, they have certain attributes of GSO “employees” (e.g., they may have dedicated offices at GSO, participate in general meetings and events for GSO personnel, work on GSO matters as their primary or sole business activity, service GSO exclusively, etc.) even though they are not considered GSO employees, affiliates or personnel for purposes of the Fund or relevant Other Accounts’ applicable offering and/or governing documents and the related management fee offset provisions therein. There can be no assurance that any of the Consultants and/or other professionals will continue to serve in such roles and/or continue their arrangements with GSO, the Fund or Other Accounts and/or any portfolio companies throughout the term of the Fund or relevant Other Accounts;

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(29)	Members of Blackstone’s Portfolio Operations group, who are Blackstone employees, are able to provide services to the entities in which the Account invests, and any payments made by such entities to Blackstone for reimbursement of the internal compensation costs for time spent on such entities will not result in an offset to the Management Fees payable by the Client. As a result, Blackstone may be incentivized to cause members of the Portfolio Operations group to spend more time on the entities in which the Account invests as compared to portfolio companies of Other Accounts that do not differentiate such payments for purposes of the any applicable fee offset provisions. On the other hand, there can be no assurance that members of the Portfolio Operations group will be able to provide their services to the entities in which the Account invests and/or that any individuals within the Portfolio Operations group will remain employed by Blackstone through the term of the Account;

(30)	The Account may from time to time dispose of investments by way of accepting a third-party purchaser’s bid where the Firm or one or more Other Accounts is providing financing as part of such bid or acquisition of the investment or underlying assets thereof. This generally would include the circumstance where the Firm or one or more Other Accounts is making commitments to provide financing at or prior to the time such third-party purchaser commits to purchase such investments or assets from the Account. Such involvement of the Firm or one or more Other Accounts as such a provider of debt financing in connection with the potential acquisition of portfolio investments by third parties from the Account may give rise to potential or actual conflicts of interest;

(31)	Certain principals and employees of the Investment Manager may have a greater financial interest in the performance of such other funds or accounts than the performance of the Client. Such involvement may create conflicts of interest in making investments on behalf of the Client and such other funds and accounts. Such principals and employees will seek to limit any such conflicts in a manner that is in accordance with their fiduciary duties to the Client;

(32)	Certain advisors and other service providers, or their Affiliates (including accountants, administrators, lenders, bankers, brokers, attorneys, consultants, and investment or commercial banking firms) to the Client, GSO and/or certain entities in which the Account has an Investment may also provide goods or services to or have business, personal, financial or other relationships with GSO. Such advisors and service providers may be Affiliates of the Investment Manager, sources of investment opportunities or co-investors or commercial counterparties or entities in which GSO and/or Other Accounts have an investment, and payments by the Account or such entities in which the Account has an Investment may indirectly benefit GSO and/or such Other Accounts. Additionally, certain employees of the Firm may have family members or relatives employed by such advisors and service providers. These relationships may influence GSO and/or the Investment Manager in deciding whether to select or recommend such a service provider to perform services for the Account or the entities in which the Account invests (the cost of which will generally be borne directly or indirectly by the Client or such entities, as applicable). For example, in 2013, Blackstone acquired Intertrust Group. From time to time, Intertrust Group is expected to perform corporate and trust services on an arms-length basis for the Account or entities in which the Account invests. Such retention of Intertrust Group as a service provider may give rise to actual or potential conflicts of interest such as those described above. Notwithstanding the foregoing, investment transactions relating to the Account that require the use of a service provider, if any, will generally be allocated to service providers on the basis of best execution, the evaluation of which includes, among other considerations, such service provider's provision of certain investment-related services and research that the Investment Manager believes to be of benefit to the Client.

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Advisors and service providers, or their affiliates, often charge different rates or have different arrangements for specific types of services. Therefore based on the types of services used by the Client and the entities in which the Client invests as compared to the Firm and the terms of such services, GSO may benefit to a greater degree from such vendor arrangements than the Client or such portfolio companies.

Advisors and service providers, or their Affiliates, often charge different rates, including below market or no fee, or have different arrangements for different types of services. With respect to service providers, for example, the fee for a given type of work may vary depending on the complexity of the matter as well as the expertise required and demands placed on the service provider. Therefore, to the extent the types of services used by the Account and/or the entities in which the Account invests are different from those used by Blackstone and its Affiliates, the Investment Manager or its Affiliates may pay different amounts or rates than those paid by the Account or such entities. However, GSO and its Affiliates have a longstanding practice of not entering into any arrangements with advisors or service providers that could provide for lower rates or discounts than those available to the Account, Other Accounts and portfolio companies for the same services. In addition, the Firm and its Affiliates, including without limitation, the Account, the Other Accounts and/or their portfolio companies, although such advisors and service providers would not be considered employees of Blackstone or GSO. Similarly, Blackstone, GSO, each of their respective Affiliates, the Client, the Other Accounts and/or their portfolio companies may enter into agreements or other arrangements with vendors and other similar counterparties (whether such counterparties are affiliated or unaffiliated with the Firm) from time to time whereby such counterparty may charge lower rates and/or provide discounts or rebates for such counterparty’s products and/or services depending on certain factors, including without limitation, volume of transactions entered into with such counterparty by the Firm, its Affiliates, the Account, the Other Accounts and their portfolio companies in the aggregate.

In addition, certain advisors and service providers (including law firms) may temporarily provide their personnel to GSO and/or the Firm, the Client, Other Accounts or their portfolio companies pursuant to various arrangements including at cost or at no cost. While often the Client, Other Accounts and their portfolio companies are the beneficiaries of these types of arrangements, GSO and/or the Firm are from time to time the beneficiaries of these arrangements as well, including in circumstances where the advisor or service provider also provides services to the Client in the ordinary course. Such personnel may provide services in respect of multiple matters, including in respect of matters related to GSO and/or the Firm, their Affiliates and/or portfolio companies and any costs of such personnel may be allocated accordingly.

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Service providers affiliated with the Firm, which are generally expected to receive competitive market rate fees (as determined by the Investment Manager) with respect to certain Investments, include, without limitation:

•     COE. The Blackstone Center of Excellence, located in Gurgaon, India (the “COE”) is a captive center of resources administered by Blackstone and ThoughtFocus Technologies LLC (“ThoughtFocus”), an independent firm in which Blackstone holds a minority position and participates as a member of the board. The COE is expected to perform services for certain funds that may have historically been performed by Blackstone personnel, such as funds’ administrative services, data collection and management services, and technology implementation and support services, which may be paid for by the funds that receive such services on a similar basis as a third party providing such services. Blackstone, through its interest in ThoughtFocus, receives an indirect benefit resulting from the funds’ payments for such services. These fees do not offset fees payable or borne by the Client.

•     Entic. Entic Inc. (“Entic”) provides a cloud-based software that uses proprietary wireless sensors and advanced analytics to reduce energy consumption. Entic is anticipated to provide such services to certain of the assets of the Client’s portfolio companies in exchange for fees at competitive market rates. Blackstone, which holds a minority position in and participates as a member of the board of Entic, receives an indirect benefit resulting from payments for such services. These fees do not offset the fees payable or borne by the Client. Part of Blackstone’s investment includes performance-based warrants giving Blackstone managed funds, including the Client, the ability to earn shares of stock based on usage of Entic.

•     Equity Healthcare. Equity Healthcare is a Blackstone Affiliate that negotiates with providers of standard administrative services for health benefit plans and other related services for cost discounts, quality of service monitoring, data services and clinical consulting. Because of the combined purchasing power of its client participants, which include unaffiliated third parties, Equity Healthcare is able to negotiate pricing terms from providers that are believed to be more favorable than those that the portfolio companies could obtain on an individual basis. The fees received by Equity Healthcare in connection with services provided to Investments will not offset the fees payable or borne by the Client.

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•     Intertrust Group. In 2013, certain Blackstone private equity funds acquired Intertrust Group. From time to time, Intertrust Group is expected to perform corporate and trust services on an arms-length basis for the funds, intermediate entities or portfolio companies.

•     Optiv. Optiv is a portfolio company held by certain Blackstone private equity funds that provides a full slate of information security services and solutions and may provide goods and services for the funds and their portfolio companies.

•     BTIG. In December 2016, certain funds made a strategic minority investment in BTIG. BTIG is a global financial services firm that provides institutional trading, investment banking, research and related brokerage services and may provide goods and services for the Client, Other Accounts or any of their portfolio companies and the Blackstone Tactical Opportunities Program.

Additionally, the Firm will from time to time hold equity or other investments in companies or businesses (even if they are not “Affiliates” of the Firm) that provide services to or otherwise contract with portfolio companies. The Firm has in the past entered (and can be expected in the future to enter) into relationships with companies in the information technology, corporate services and related industries whereby the Firm acquires an equity or similar interest in such company. In connection with such relationships, the Firm may also make referrals and/or introductions to portfolio companies (which may result in financial incentives (including additional equity ownership) and/or milestones benefitting the Firm that are tied or related to participation by portfolio companies). The Client will not share in any fees or economics accruing to the Firm as a result of these relationships and/or participation by portfolio companies. In addition, it is possible that certain portfolio companies in which Other Accounts have an interest may compete with the Client for one or more investment opportunities. It is possible that certain entities in which Other Accounts invest or have an interest will compete with the Client for one or more investment opportunities and/or engage in activities that may have adverse consequences on the Client and/or the issuers in which the Client invests. For example, the laws and regulations of certain jurisdictions (e.g., bankruptcy, environmental, consumer protection and/or labor laws) may not recognize the segregation of assets and liabilities as between separate entities and may permit recourse against the assets of not just the entity that has incurred the liabilities, but also the other entities that are under common control with, or part of the same economic group as, such entity. In such circumstances, the assets of the Client and/or the issuers in which the Client invests may be used to satisfy the obligations or liabilities of one or more Other Accounts, their portfolio companies and/or Affiliates;

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(33)	From time to time, the Client will co-invest with Other Accounts (including co-investment or other vehicles in which the Firm or its personnel invest and that co-invest with such Other Accounts) in investments that are suitable for both the Client and such Other Accounts. Even if the Client and any such Other Accounts and/or co-investment or other vehicles invest in the same loans or securities, conflicts of interest may still arise. For example, it is possible that as a result of legal, tax, regulatory, accounting or other considerations, the terms of such investment (and divestment thereof) (including with respect to price and timing) for the Client and such other funds and vehicles may not be the same. Additionally, the Client and such Other Accounts and/or vehicles will generally have different investment periods and/or investment objectives (including return profiles) and GSO, as a result, may have conflicting goals with respect to the price and timing of disposition opportunities. As such, the Client and/or such Other Accounts may dispose of any such shared investment at different times and on different terms. Moreover, while GSO generally seeks to use reasonable efforts to avoid cross-guarantees and other similar arrangements, a counterparty, lender or other participant in any transaction to be pursued by the Client and/or the Other Accounts may require or prefer facing only one fund entity or group of entities, which may result in any of the Client and such Other Accounts being jointly and severally liable for such applicable obligation (subject to any limitations set forth in the applicable partnership agreements thereof), in each case which may result in the Client and such Other Accounts and/or vehicles entering into a back-to-back or other similar reimbursement agreement. In such situations it is not expected that any of the Client or such Other Accounts or vehicles would be compensated (or provide compensation to the other) for being primarily liable vis-à-vis such third party counterparty;

(34)	From time to time following the execution of the Agreement, the Investment Manager may cause the Account to acquire investments from and sell investments to Other Accounts. The investments sold to or by the Client will be sold as set forth in the Agreement;

(35)	Other present and future activities of the Investment Manager, the Firm and/or their Affiliates are expected to give rise to additional conflicts of interest. In the event that a conflict of interest arises, the Investment Manager will attempt to resolve such conflicts in a fair and equitable manner;

(36)	Blackstone or Other Accounts may from time to time purchase any of the Account’s investments. Other than as required by applicable laws, Blackstone and Other Accounts will not be required to retain all or any part of such investments acquired by them. If Blackstone or Other Accounts were to purchase any of the Account’s investments, GSO may face a conflict of interest in the performance of its duties as the Investment Manager because of the conflicting interests of the other holders of such investments. In particular, GSO, in its capacity as the Investment Manager, may have an incentive to manage the assets underlying the Account’s investments in a manner as to seek to maximize the yield on such investments but which may result in an increase of defaults or volatility that adversely affects the return on one or more classes of other securities of the same issuer of the Account’s investments.

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If Blackstone or Other Accounts hold or otherwise have discretionary voting authority over the requisite percentage of the outstanding principal amount of an investment held by the Account, Affiliates of the Investment Manager will control certain matters that may affect the performance of such investment and the return on one or more classes of other securities of the same issuer of such investment, including, without limitation, matters related to any redemption, refinancing or the sale of assets held by the issuer of such investment, or the appointment of a successor manager to such issuer. The Investment Manager or an Affiliate thereof may be appointed as a successor investment manager in connection with such refinancing or sale of such investment to a newly formed investment vehicle or account. Such appointment may benefit the Investment Manager and its Affiliates to the extent that it may continue to: (i) invest or reinvest the securities in the assets underlying the Account’s investment that may otherwise have been liquidated and (ii) receive a fee for managing the assets underlying the Account’s investment for a longer period of time than had those assets been liquidated. A portion of the assets underlying the Account’s investment may be sold to such newly formed investment vehicle or account for which the Investment Manager or an Affiliate will act as investment manager. The price for each such asset sold will be determined in accordance with the Investment Manager’s internal policies and procedures for trades of assets between affiliates.

In addition, GSO, in its capacity as the investment manager of or on behalf of an issuer of the Account’s investment, may enter into agreements with one or more holders of notes issued by such issuer, pursuant to which GSO may agree, subject to its obligations under the issuer agreements and applicable law, to take actions with respect to such holder or holders that it will not take with respect to all of the holders. Such agreements may provide that such holders will be entitled to receive a portion of the management fees payable by the issuer of the Account’s investment on each payment date during the term of the transaction. In order to induce its Affiliate acting as a CLO risk retention holder to purchase and retain the required amount under applicable laws, GSO, in its capacity as the investment manager of an issuer of the Account’s investment, is expected to enter into an agreement or arrangement with such Affiliate pursuant to which such Affiliate will receive a portion of the management fees payable by such issuer on each payment date during the term of the transaction. The Investment Manager may also enter into similar fee-sharing arrangements with any other holders or any other third parties from time to time. The performance and incentives of the Investment Manager may be negatively impacted by any such fee rebate arrangements; and

(37)	By executing this Agreement, the Client will be deemed to have acknowledged the existence of any such actual and potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflicts of interest.

From time to time following the execution of this Agreement, the Investment Manager may cause the Client to acquire investments from and sell investments to Other Accounts. The investments sold to or by the Client will be sold as set forth in this Agreement.

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